SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended.
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Preliminary Proxy Statement ☐
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1-800-FLOWERS.COM, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders
December 10, 2026
The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held online via live webcast, on Thursday, December 10, 2026 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
(1)To elect eight directors to serve until the 2027 Annual Meeting or until their respective successors have been duly elected and qualified;
(2)To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending June 27, 2027;
(3)To approve, on an advisory basis, the Company’s executive compensation for its named executive officers;
(4)To approve an amendment to the 2003 Long Term Incentive and Share Award Plan to increase the authorized shares; and
(5)To transact such other matters as may properly come before the Annual Meeting.
You can access the meeting via the Internet at www.virtualshareholdermeeting.com/FLWS2026. To log into the Annual Meeting as a stockholder, a control number will be required. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials or your proxy card. Only stockholders of record at the close of business on October 12, 2026 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.
All stockholders are cordially invited to attend the Annual Meeting virtually via live webcast. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may complete, sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote via the Internet during the Annual Meeting webcast, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote during the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Michael R. Manley
Michael R. Manley
Corporate Secretary
Jericho, New York
October 23, 2026
YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.
PROXY STATEMENT
October 23, 2026
This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 12, 2026 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held online via live webcast, on Thursday, December 10, 2026 at 9:00 a.m. eastern standard time or any adjournment thereof.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to every stockholder, we are furnishing proxy materials to our stockholders primarily via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and reduces the environmental impact of the Annual Meeting. To take advantage of this opportunity, we have delivered only one Notice or set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or set of Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or set of Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1.866.540.7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or set of Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.
Shares of stock cannot be voted at the Annual Meeting unless the owner is present via the Internet during the Annual Meeting webcast or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the eight directors (each, a “Director”) named in this proxy statement, “FOR” the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm, for the fiscal year ending June 27, 2027, “FOR” the approval of executive compensation, “FOR” the approval of the amendment to the 2003 Long Term Incentive and Share Award Plan to increase the authorized shares, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters that may properly come before the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each proposal, however they will have the same effect as a vote “AGAINST” the applicable proposal since they are not affirmative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote via the Internet during the Annual Meeting webcast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available to stockholders on www.proxyvote.com concurrently herewith.
The mailing address of the principal executive office of the Company is Two Jericho Plaza, Suite 200, Jericho, New York 11753. It is anticipated that the Notice is first being sent to stockholders on or about October 23, 2026. The proxy statement and form of proxy relating to the Annual Meeting is first being made available to stockholders on or about October 23, 2026.

VOTING SECURITIES
The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 12, 2026 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 12, 2026 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 12, 2026, 37,139,340 shares of Class A Common Stock and 27,068,221 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.
METHODS OF VOTING
Stockholders can vote via the Internet during the Annual Meeting webcast or by proxy. There are three ways to vote by proxy:
•By Telephone -- You can vote by telephone by calling 1.800.690.6903;
•By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•By Mail -- If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. eastern standard time on December 9, 2026.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors has recommended each of Ms. Celia R. Brown and Messrs. Roberto Candelino, Eugene F. DeMark, Adam Hanft, Christopher G. McCann, James F. McCann, Tony B. Sarsam, and Larry Zarin for election as Directors, to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified. If a nominee is unable to be a candidate when the election takes place, the shares of stock represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.
Information regarding the Director nominees is set forth below under the heading “—Information Regarding Director Nominees”.
The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. Abstentions will be counted in tabulations of the votes cast on this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved. Unless otherwise instructed, the proxy holder will vote the proxies received by him or her “FOR” the election of the Directors.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF
ITS EIGHT DIRECTOR NOMINEES
Information Regarding Director Nominees
Our Board of Directors currently consists of nine Directors with each Director serving a one-year term. All nominees, except Messrs. Candelino and Sarsam, were most recently elected at the 2025 Annual Meeting. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nominees to be elected at the meeting and during the last five years has been furnished to the Company by the nominee.
Celia R. Brown, age 72, has been a Director of the Company since June 2016. Since 2017, Ms. Brown has served as an Independent Management Consultant. From 2010 until June 2016, she served as EVP, Group HR Director of Willis Group, a multi-billion dollar global, risk management and insurance brokerage company with operations in more than 120 countries. At Willis, Ms. Brown was an advisor to the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy (including executive compensation), culture and diversity. Upon the 2016 merger of Willis and Towers Watson, Ms. Brown served as an integration advisor to the combined company. Prior to joining Willis, Ms. Brown was with XL Capital Ltd. and its predecessor company from 1988 through 2009 where she held numerous positions culminating in EVP, Head of Global HR and Corporate Relations. From 2019 until 2022, Ms. Brown served as a member of the board of directors and Chair of the HR and Compensation Committee of Volt Information Sciences, Inc., and from 2010 until 2020, as a board member for the nonprofit organization Volunteer New York. Ms. Brown also serves as a member of the board of directors of The Sharing Shelf since November 2025.
As a result of Ms. Brown’s career, she provides the Board with compensation and human resource experience and expertise. She also has experience integrating merger and acquisition transactions at the executive level. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.
Roberto (Rob) Candelino, age 52, is a veteran consumer packaged goods executive, venture capitalist, operating advisor and board director. Over a 30-year career, he has led prominent multinational divisions and private equity-backed companies. Most recently, Mr. Candelino served as Chief Executive Officer of PetSafe Brands from April 2022 until October 2025, where he orchestrated a corporate transformation that included an updated strategic plan, an agile operating structure, and a complete corporate rebranding. Prior to that, Mr. Candelino spent 25 years at Unilever, culminating in his role as Chief Executive Officer of Unilever Thailand and Regional Head of ASEAN. In addition, he serves on the board of The Scotts Miracle-Gro Company, one of the world’s leading marketers of branded consumer lawn and garden products, where he serves on the Audit Committee and is the Chair of the Innovation & Technology Committee.

Mr. Candelino’s marketing, corporate strategy, and business transformation experience, in addition to his consumer goods background, makes him a valuable resource to the Board, especially during the Company's period of transformation. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Eugene F. DeMark, age 79, has been a Director of the Company since January 2012. Mr. DeMark worked for KPMG LLP (“KPMG”), a global professional services firm, from June 1969 until his retirement in October 2009. He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement. During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner and Partner in charge of Audit of the firm’s Long Island office. While on special assignment at KPMG, he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting. Since his retirement, Mr. DeMark has been an independent consultant. Mr. DeMark served on the board of directors of BankUnited, Florida’s largest independent bank, from 2010 to 2019, most recently as the Lead Director and Chair of the Audit Committee. He previously served as Chair of the Audit and Risk Committee and on the Governance and Compensation Committees of the bank’s board. Mr. DeMark was on the board of directors of MSG Networks from October 2015 to December 2016 and was the Chair of their Audit Committee and served on the Compensation Committee. He is a Certified Public Accountant in the State of New York.
As a result of Mr. DeMark’s professional experience and 40-year career with one of the leading professional services firms, he provides the Board with financial expertise, experience in risk management and executive managerial experience. Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Adam Hanft, age 76, has been a Director of the Company since February 2019. Mr. Hanft is the founder and Chief Executive Officer of Hanft Ideas LLC (“Hanft Ideas”), a strategic consultancy that provides marketing and branding services to leading consumer and business-to-business companies, including many digitally native brands. In addition, from 2010 until September of 2026, he served as a director on the board of The Scotts Miracle-Gro Company, one of the world’s leading marketers of branded consumer lawn and garden products, where he also served on the Finance and Innovation and Technology Committees, and currently serves as strategic advisor to the company with regard to marketing and branding. Mr. Hanft is an operating partner at Shine Capital, an early-stage venture capital fund that invests widely across industries, and an advisor to The March Group, a venture fund that focuses on exponential technology for new food and health paradigms. He also writes a column for Inc. magazine on the intersection of branding, economics and culture, has served as a podcast host, writes broadly about business and consumer subjects for numerous publications, and is the co-author of “Dictionary of the Future.” He is a frequent commentator on marketing and branding issues. Prior to starting Hanft Ideas, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft was also a marketing and technology advisor for President Obama’s 2008 campaign.
Mr. Hanft’s individual qualifications and skills as a Director include marketing strategy, branding and messaging, and digital strategy. We believe Mr. Hanft’s varied experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Christopher G. McCann, age 65, has been a Director of the Company since inception. Mr. C. McCann served as the Company’s Chief Executive Officer from June 2016 until July 2023. In July 2023, Mr. C. McCann stepped down from the role of Chief Executive Officer. Mr. C. McCann continues to be an employee of the Company and to serve on the Board and as an officer of various subsidiaries of the Company. Prior to that, he served as the Company’s President from September 2000 until April 2022, and as the Company’s Senior Vice President and the President of the Consumer Floral Brand from July 2010 until October 2013. Mr. McCann is a member of the Board of Trustees of Marist College. He is the Vice Chairman of the board of directors of Kinexion, the parent organization of IGHL. Mr. C. McCann is the brother of James F. McCann, the Company’s Executive Chairman of the Board.
Due to Mr. C. McCann’s various positions within the Company over the course of more than 30 years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision. In addition, his prior service on other public company boards of directors provides the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 75, is the founder of the Company and serves as the Executive Chairman of the Board. Mr. J. McCann also served as Chief Executive Officer of the Company from inception until June 2016, and again from July 2023 until May 2025. Mr. J. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. J. McCann is also vice-chairperson of the board of directors of Brightstar Lottery PLC and Chairman of Brandfuel, a creative experience agency. Mr. J. McCann served as a member of the Board of Directors of Amyris, Inc. from May 2019 until May 2024, on the board of directors of Willis Towers Watson and its predecessors from 2004 to 2019, and as the Chairman and Chief Executive Officer of Clarim Acquisition Corp from 2021 to 2022. Mr. J. McCann is the brother of Christopher G. McCann, who is a Director and employee of the Company.
As the Company’s Executive Chairman of the Board and former Chief Executive Officer, Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges. Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Tony B. Sarsam, age 64, served as President and Chief Executive Officer and a director of SpartanNash Company, a food distribution and grocery retail company, from 2020 until September 2025 when C&S Wholesale Grocers completed its acquisition of SpartanNash. Following the transaction, Mr. Sarsam served as an advisor through the end of 2025. Before joining SpartanNash, Mr. Sarsam served as the Chief Executive Officer of Borden Dairy Company, a private dairy processor and distributor, from 2018 to 2020, where he led the company through a restructuring, reorganization, and successful sale. Prior to that, he was the Chief Executive Officer of Ready Pac Foods, a private food processing company, from 2013 to 2018, where he also served on the board of directors from 2014 to 2017. Mr. Sarsam has served on the board of directors of Mission Produce, Inc. since 2023 and is a member of its compensation committee. He holds a Bachelor of Science, Engineering degree in Chemical Engineering from Arizona State University and a Master of Science in Management from Stanford University.
Mr. Sarsam’s experience leading food distribution and consumer products businesses would provide the Board with expertise in operations, supply chains and business transformation. His service on another public company board also provides valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Larry Zarin, age 72, has been a Director of the Company since March 2009. Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 20 company, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including the $29.1 billion acquisition of Medco. Mr. Zarin was responsible for corporate communications and marketing and was a frequent speaker at industry conferences and events. Since stepping down from Express Scripts, Mr. Zarin has been consulting with select enterprises around the development of growth initiatives powered by distinguishing communication strategies.
Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts. He also has experience overseeing and integrating merger and acquisition transactions at an executive level. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.
Board Leadership Structure
The Board has no policy that requires the combination or separation of the roles of Chairman or Chief Executive Officer. Mr. J. McCann has served as our Chairman of the Board since inception and also served as our Chief Executive Officer from inception until June 2016, and from July 2023 until May 2025. The Board believes that Mr. J. McCann is the Director best suited to serve as Executive Chairman of the Board. As the founder of the Company, he is most familiar with the Company’s business and industry. He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations. In addition, his service on other public and private company boards of directors and their committees provides the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management
The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks. The Board is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. The Company’s Board administers this oversight function and is assisted by its standing committees to address risks inherent in their respective areas of oversight, including existing and emerging strategic, operational, financial and reporting, succession and compensation, legal and compliance, cybersecurity and other risks, including those related to environmental and social matters such as environmental resilience, human capital management, and community relations. The committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Information Officer, and Chief Accounting Officer.
The Audit Committee assists the Board in the oversight of the risk management process relating to the Company’s accounting and financial reporting processes, which includes overseeing our corporate accounting and financial monitoring and reporting practices, compliance with legal and regulatory audit requirements, and overseeing the quality and integrity of our financial reports.
The Nominating and Corporate Governance Committee assists the Board with its oversight of risks associated with Board composition, Board independence, succession planning, corporate governance and environmental and social matters. It also oversees and receives regular reports from, and provides direction to, management on our specific initiatives and goals related to environmental resilience and related initiatives.
The Compensation Committee reviews the risks arising from our compensation policies and practices and applicable to our executive officers and related to employee benefit programs, including our equity-based compensation for all employees.
The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability, and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in maintaining preparedness for responding to any material incidents. The Committee also periodically coordinates with the Company’s Audit Committee, which reviews risks related to the Company’s information technology systems, including privacy, network security and data security.
The oversight responsibility of the Board and its committees is enabled by management reporting processes. The Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.
Environmental and Social Initiatives
Over the past 50 years, we have helped our customers connect and build meaningful relationships with the important people in their lives. As we continue our customer journey, we are committed to operating in a way that is environmentally and socially responsible. We are engaged in a broad range of initiatives to help support environmental resilience and have committed to promoting community, inclusion, and belonging.
Environmental Resilience
We recognize our role as responsible corporate citizens and are taking steps to help provide a healthy environment for future generations. We are continually exploring methods to promote resilience in our supply chain through the responsible sourcing of our products and materials. For example, we practice responsible floral sourcing by sourcing our direct-ship flowers from farms that generally follow certified socially and environmentally responsible practices. In our own operations. we continually look for ways to promote environmental resilience. We employ responsible agriculture practices in our orchards by limiting our use of chemical pesticides, leveraging wind machines for frost protection to reduce air pollution, and utilizing irrigation practices and technology that prioritize water efficiency. The Company has invested in renewable energy credits for The Popcorn Factory manufacturing and distribution location in Lake Forest, Illinois. In addition, we are in the process of researching and assessing certain of our other locations for energy-saving opportunities. We are also focused on decreasing our landfill waste annually by operating a robust recycling program for corrugate and other materials across multiple locations.
We are also engaged in a process to collect and analyze detailed operational data and advanced emissions factors to calculate our greenhouse gas emissions and are working toward an assessment of business-relevant, climate-related risks and opportunity that we intend to leverage to inform our environmental strategy in the future.
We will continue to pursue environmental resilience to enable long-term value creation for our shareholders and drive impact across our operations and supply chain.
Social Responsibility
We support an inclusive and equitable culture where our team members, customers, and partners feel respected, valued, and empowered. We believe that welcoming everyone and embracing and celebrating all of our associates’ backgrounds and life experiences, makes us a better company. As a company, we are focused on inclusion and belonging to drive a collaborative, creative, and high-performance culture.
Our leadership team works with our human resources team to drive inclusion and belonging initiatives across multiple workstreams with a focus on Employee Engagement, Recruitment and Attraction, and Business Strategy. Our company Employee Resource Groups (“ERGs”) offer welcoming, encouraging communities across our family of brands. The ERGs not only offer an opportunity to network, but they also host events and activities to engage team members across the Company to help educate and inform. Current ERGs include Women & Allies, LGBTQ+ & Allies, Latinx & Allies, African American/Black & Allies, and Caregivers & Allies.
Since 2007, the Company continues to direct monetary funds and in-kind donations to support various nonprofit organizations. The Company donates items year-round to food banks across the country and organizations such as Ronald McDonald House. We have also partnered with hunger relief nonprofits to donate and raise funds to support their work. As part of our philanthropic initiatives, we are also proud to support Smile Farms®, a not-for-profit organization focused on creating meaningful employment opportunities for individuals with developmental disabilities. Additionally, we are deepening our commitment to breaking down barriers to employment by continuing our collaboration with First Step Staffing, a not-for-profit organization focused on helping individuals overcome poverty and homelessness through employment opportunities. We also welcome associates from The Fuse Network, an Ohio-based not-for-profit organization dedicated to supporting adults with disabilities, at our Hebron facility as part of a training program designed to prepare adults with disabilities for meaningful employment.
As we look ahead, we believe our company has a strong environmental, social and governance foundation. As we continue to assess and implement our Company’s strategy in these areas, the Board of Directors receives periodic reports on our progress. We will continue to focus on these initiatives and work to make a positive impact on our communities, our environment, and the world.

Information about the Board and its Committees
Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees. The Board does not have a formal policy with respect to diversity. The Board and the Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that, when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s stockholders.
The table below provides current membership and Fiscal 2026 meeting information for each of the Board committees.
Committee Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology and Cybersecurity Committee
James F. McCann
Christopher G. McCann				X
Celia R. Brown		X*	X
Dina Colombo**	X		X*
Eugene F. DeMark	X*		X
Adam Hanft		X
Shelton Palmer**				X
Christina Shim**	X			X*
Larry Zarin		X
Total Meetings in Fiscal 2026	5	5	4	4
____________________________
*Committee Chairperson
**    Ms. Colombo, Mr. Palmer and Ms. Shim will not be standing for re-election.

During Fiscal 2026, in light of the reduction in size of the Board from 12 members to nine, the Board effectuated the following changes to the Board committees:
•Dina Colombo was appointed to the Nominating and Corporate Governance Committee and assumed the role of Chairperson;
•Eugene DeMark was appointed to the Nominating and Corporate Governance Committee;
•Adam Hanft was appointed to the Compensation Committee;
•Chris McCann was appointed to the Technology and Cybersecurity Committee; and
•Christina Shim stepped down from the Nominating and Corporate Governance Committee, was appointed to the Audit Committee, and assumed the role of Chairperson of the Technology and Cybersecurity Committee.
Assuming their election to the Board at the Annual Meeting, Messrs. Candelino and Sarsam are expected to be appointed to the Audit Committee.
Audit Committee
The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. The Company’s Board of Directors adopted a written charter for the Audit Committee, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.
Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Eugene F. DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.
Compensation Committee
The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program, under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, and amended as of October 3, 2023 and October 9, 2025 (“2003 Plan”), under which stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other equity-based awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. The Board of Directors has authorized Mr. James F. McCann to review and make awards for all of the Company’s employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation. In evaluating and determining executive compensation, the Committee considers the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act, as applicable. The Company’s Board of Directors adopted a written charter for the Compensation Committee, which outlines the responsibilities of the Compensation Committee. All of the members of the Company’s Compensation Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Compensation Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website. See “Executive Compensation and Other Information — Compensation Discussion and Analysis” for additional information about the processes and procedures for determining our Executive Officers’ compensation.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews with management and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; it reviews and assesses the management succession plan for the Chief Executive Officer position and other members of executive management and makes recommendations to the Compensation Committee; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including stockholders, and may employ third-party search firms. The Nominating and Corporate Governance Committee is also responsible for oversight of the Company’s environmental, social, and governance matters and planning. The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which outlines the responsibilities of the Nominating and Corporate Governance Committee. All of the members of the Company’s Nominating and Corporate Governance Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.
Technology and Cybersecurity Committee
The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Technology and Cybersecurity Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in preparation for responding to material incidents. The Company’s Board of Directors adopted a written charter for the Technology and Cybersecurity Committee, which outlines the responsibilities of the Technology and Cybersecurity Committee. All members of the Company’s Technology and Cybersecurity Committee, except Mr. C. McCann, are independent directors and have never been employees of the Company.
Communication with Board of Directors
The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at Two Jericho Plaza, Suite 200, Jericho, New York 11753, Attention: Michael R. Manley, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.
Attendance at Meetings
During Fiscal 2026, the Board of Directors held four (4) meetings. During Fiscal 2026, all incumbent Directors attended at least 75% of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. Mr. J. McCann, and no other directors, attended last year’s Annual Meeting.

Director Resignation Policy
In an uncontested election of Directors at an annual meeting of stockholders, an incumbent Director nominee standing for election who receives more “withhold” votes than votes “for” his or her election (a “Majority Withhold Vote”) shall promptly (but no more than five (5) business days) following certification of the stockholder vote from the meeting at which the election occurred tender his or her written offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will promptly consider the Director’s offer of resignation and recommend to the Board of Directors whether to accept the resignation or reject it. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.
In evaluating the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider any and all factors they deem relevant, including (i) the perceived reasons for the Majority Withhold Vote, (ii) the qualifications and tenure of the Director, (iii) the Director’s past and expected future contributions to the Company, (iv) the overall composition of the Board of Directors and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including NASDAQ listing standards and federal securities laws) or any of its material agreements, and (v) whether the resignation would be in the best interests of the Company and its stockholders.
In determining what action to recommend or take regarding the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider a range of alternatives as they deem appropriate, including (i) accepting the resignation, (ii) rejecting the resignation, (iii) rejecting the resignation to allow the Director to remain on the Board of Directors, but agreeing that the Director will not be nominated for re-election to the Board of Directors at the next election of Directors, (iv) deferring acceptance of the resignation until the Board of Directors can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create, or (v) deferring acceptance of the resignation if the Director can cure the underlying cause of the Majority Withhold Vote within a specified period of time (for example, if the Majority Withhold Vote were due to overboarding, by resigning from other companies’ boards).
Any Director who tenders his or her offer of resignation pursuant to this policy shall not participate in any deliberations or actions by the Nominating and Corporate Governance Committee or the Board of Directors regarding his or her resignation, but shall otherwise continue to serve as a Director during this period. If other Directors who are members of the Nominating and Corporate Governance Committee receive a Majority Withhold Vote in the same uncontested election of Directors, so that a quorum of the Nominating and Corporate Governance Committee cannot be achieved, then the other independent Directors on the Board of Directors who received more votes “for” or “in favor” than “withheld” in that election will consider and decide what action to take regarding the resignation of each Director who received a Majority Withhold Vote. If three (3) or fewer independent Directors on the Board of Directors did not receive a Majority Withhold Vote in the same election, then all independent Directors on the Board of Directors shall participate in deliberations and actions regarding Director resignations, except that no Director can participate in the vote on his or her own resignation.
Anti-Hedging Policy
We maintain a policy on insider trading that prohibits Directors, officers, and employees with nonpublic information, as well as their spouse, dependents, and any other person living in their household, from buying or selling financial instruments or derivatives, including, but not limited to, puts and calls, that hedge or offset any change in the market value of the Common Stock, or otherwise engage in transactions that have or are designed to have the same effect. The policy on insider trading further restricts such persons from purchasing on margin or pledging Common Stock.

Compensation of Directors
Non-employee Directors were entitled to receive the following compensation during the fiscal year ended June 28, 2026:
•An annual retainer of $50,000 payable in four equal installments.
•An additional annual fee to the Chairpersons of the Board’s Committees for their services, payable in equal quarterly installments on each of the four regularly scheduled Board meetings during the fiscal year:
a)Audit Committee Chairperson - $20,000
b)Compensation Committee Chairperson - $15,000
c)Nominating and Corporate Governance Committee Chairperson - $10,000
d)Technology and Cybersecurity Committee Chairperson - $10,000
•A grant of restricted Class A Common Stock with a value equal to $100,000. The actual number of shares is determined by the closing price of the shares on the date of the Annual Meeting (the “Grant Date”). No fractional shares of stock are awarded. These grants fully vest on the first anniversary of the Grant Date.
•Any Director joining the Board, or becoming a Chairperson of one of the above Committees, following the Annual Meeting in a given year receives a pro-rata share of the compensation provided for above.
•Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.
The following table includes information about compensation paid to our non-Executive Officer Directors for the fiscal year ended June 28, 2026. During Fiscal 2026, our employee directors, Messrs. J. McCann and C. McCann, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. J. McCann’s compensation as an Executive Officer. The compensation received by Mr. C. McCann as an employee is set forth in the footnotes to the table below.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	(1)	(2)	(3)
Name	($)	($)	($)	($)	($)	($)	($)

Celia Brown	65,000	99,998	-	-	-	-	164,998
Dina Colombo (4)	57,500	99,998	-	-	-	-	157,498
Eugene F. DeMark	70,000	99,998	-	-	-	-	169,998
Adam Hanft	50,000	99,998	-	-	-	-	149,998
Christopher G. McCann (5)	-	-	-	-	-	210,013	210,013
Shelton Palmer (4) (6)	50,000	163,010	-	-	-	-	213,010
Christina Shim (4)	57,500	99,998	-	-	-	-	157,498
Larry Zarin	50,000	99,998	-	-	-	-	149,998

____________________________
(1)Fees Earned or Paid in Cash combines the amounts paid as annual retainer and committee chairperson fees.
(2)Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a Director’s account. These award fair values have been determined based on the assumptions set forth in Note 14, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026.
(3)No stock options were granted to non-employee directors during Fiscal 2026.
(4)Ms. Colombo, Mr. Palmer and Ms. Shim will not be standing for re-election.
(5)“All Other Compensation” for Mr. C. McCann comprises the compensation received by Mr. C. McCann as an employee, comprising base salary of $50,000, stock awards with an aggregate grant date fair value of $99,998, personal use of a company car in the amount of $59,265, and the Company's contribution to the 401(k) Profit Sharing Plan in the amount of $750.
(6)Stock awards for Mr. Palmer include his regular annual grant, with a grant date fair value of $99,998, as well as a grant with respect to the partial term that Mr. Palmer served following his appointment to the Board in April 2025, with a grant date fair value of $63,012. The latter grant vested on the first anniversary of Mr. Palmer's appointment.
As of June 28, 2026, each non-Executive Officer Director of the Company held the following aggregate number of option awards and unvested stock awards:

Name	Unvested Stock Awards (#)	Option Awards Outstanding (#)
Celia Brown	20,964	-
Dina Colombo	20,964	-
Eugene F. DeMark	20,964	-
Adam Hanft	20,964	-
Shelton Palmer	20,964	-
Christopher McCann (1)	66,522	198,002
Christina Shim	20,964	-
Larry Zarin	20,964	-
(1)Mr. C. McCann's option awards outstanding are fully vested and immediately exercisable. These option awards have an option exercise price of $8.59 and an expiration date of November 8, 2032.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following individuals were serving as Executive Officers of the Company on October 12, 2026:

Name	Age	Position with the Company

James F. McCann	75	Executive Chairman of the Board
Adolfo Villagomez	53	Chief Executive Officer
James Langrock	61	Senior Vice President, Treasurer and Chief Financial Officer
Nelson Tejada	59	Chief Merchandising Officer
Jonathan J. Feldman	48	Chief Commercial Officer; President, BloomNet, Inc.
Alexander Zelikovsky	65	Chief Information Officer
Michael R. Manley	60	Senior Vice President, General Counsel and Corporate Secretary
Information Concerning Executive Officers Who Are Not Directors
Adolfo Villagomez has been the Company's Chief Executive Officer since May 2025. Mr. Villagomez has worked for more than two decades in leadership positions driving digital transformations by combining data-driven business strategies with his digital expertise and a demonstrated proficiency in leading consumer facing businesses. Prior to joining the Company, Mr. Villagomez served as Chief Executive Officer at Progress Residential from May 2022 to March 2025, and President Online and Chief Marketing Officer for U.S. Retail at The Home Depot from December 2018 to May 2022.
James Langrock has been the Company’s Senior Vice President, Treasurer and Chief Financial Officer since December 2024. Previously, he served as the Company’s Chief Administrative Officer beginning in April 2024. Prior to joining the Company, Mr. Langrock held the position of Chief Financial Officer at several public and privately held companies, including Charcuterie Artisans from January 2020 to March 2024, The Hain Celestial Group from June 2017 through December 2019, and Monster Worldwide, Inc. from January 2011 through October 2015.
Nelson Tejada has been the Company's Chief Merchandising Officer since December 2025 and served as President of PersonalizationMall.com from June 17, 2024 until its sale on October 19, 2026. Mr. Tejada joined the Company from Famous Brands International, a franchising business that includes the brands Mrs. Fields and TCBY, where he served as Chief Executive Officer from September 2020 through October 2023 and Chief Executive Officer of Mrs. Field's Gifting and Licensing from October 2023 to June 2024. From June 2015 to November 2019, Mr. Tejada served in various leadership roles at Things Remembered, including, most recently, as President & Chief Executive Officer.
Jonathan J. Feldman has been the Company’s Chief Commercial Officer since December 2025 and President of BloomNet, Inc. beginning in June 2024. Mr. Feldman joined the Company from Clear Secure, Inc., which operates a secure identify platform that enables access to dedicated entry lanes in airport security checkpoints, where he had served as Executive Vice President, CLEAR Verified, from May 2023 through September 2023. From June 2021 to January 2023, Mr. Feldman served as Vice President, Operations, Merchandising and Third-Party Partnerships to GoBrands Inc., (doing business as Gopuff), a provider of online retail and delivery services. Prior to GoBrands Inc., Mr. Feldman served in various leadership roles at Uber Technologies, Inc., from April 2014 to June 2021, including, most recently, as Director, Head of Global Operations, Strategy and Planning, Delivery.
Alexander Zelikovsky has been the Company's Chief Information Officer since December 2025. Mr. Zelikovsky brings more than 25 years of technology leadership experience, transforming traditional businesses into digital enterprises at global scale. Most recently, he served as Executive Vice President and Global CIO at Pitney Bowes from April 2025 to November 2025. Prior to that, he held divisional CIO and Head of Digital Technology roles at Kimberly-Clark for each of the EMEA and Latin America regions between April 2021 and December 2024, where he executed comprehensive IT transformation strategies that drove significant business turnarounds and operating profit growth. Before joining Kimberly-Clark, Mr. Zelikovsky was Vice President, Omni-Channel Solutions and Supply Chain Technology for Bed Bath & Beyond from January 2012 to June 2020. He has also held senior technology and operations roles at Procter & Gamble and Sephora/LVMH.

Michael R. Manley has been the Company’s Senior Vice President, General Counsel and Corporate Secretary since July 2018. Mr. Manley previously was a partner at Venable, LLP, a top national law firm where he was also a member of the firm’s Corporate Group. Prior to Venable, Mr. Manley’s other experience included serving as General Counsel and Chief Compliance Officer of CION Investment Management, LLC, a registered investment advisor; Managing Director, Co-General Counsel, Chief Compliance Officer and/or Secretary for various entities at Plainfield Asset Management LLC; and President and General Counsel of PartMiner, Inc., a leading provider of procurement and information services to the electronics industry.
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
This section discusses compensation to our Fiscal 2026 “Named Executive Officers” or “NEOs”, which consist of our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated Executive Officers, as determined under SEC rules.
The Compensation Committee believes that the compensation programs for the Company’s NEOs, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual loyalty to the Company, and reward contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.
The fundamental policy of the Compensation Committee is to provide the Company’s NEOs, as well as all of its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee’s philosophy that a significant portion of each NEO and Executive Officer’s compensation should be contingent upon the Company’s financial performance. The Compensation Committee also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals. Accordingly, the compensation package for each NEO and Executive Officer is primarily comprised of three elements: (i) base salary; (ii) annual incentives; and (iii) long-term incentive equity awards.
Guiding Principles
•Growth – To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.
•Teamwork – To encourage executives to work together effectively and efficiently so that Company goals can be fully realized.
•Innovation – To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.
•Associate Development – To provide motivation for self-development and rewards for successfully training and developing the personnel under their supervision, thereby strengthening the internal pool of management and technical talent.
•Market competitiveness – To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified talent.

Setting Executive Compensation
We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs. The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives and considers recommendations from the Chief Executive Officer regarding the compensation of his direct reports, who include the other NEOs (other than the Executive Chairman, as applicable). At our 2023 Annual Meeting, an advisory vote on executive compensation passed by an overwhelming majority. The Compensation Committee did not implement changes to the design of our executive compensation program as a result of the advisory vote.
Elements of Compensation
The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors that the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the Executive Officer’s prior year compensation; and the objective evaluation of the Executive Officer’s performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.
Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. For example, incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.
The minimum base salary for each of Messrs. J. McCann and Villagomez is primarily prescribed in their respective employment agreements (see below for description of these agreements in the “Narrative Disclosure to Summary Compensation Table”). Annual base salary increases for the NEOs and other Executive Officers are determined on the basis of the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year; and, for Messrs. J. McCann and Villagomez, the terms of their respective employment agreements. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Base salaries for our NEOs were not increased for Fiscal 2026, with the exception of Mr. Langrock whose base salary was increased by 10%.

Annual Incentive Award. Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers. The annual incentive award for the NEOs is based upon the Company’s financial performance and performance in respect of certain strategic initiatives. See “Compensation Discussion and Analysis — Sharing Success Program.” This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEOs. Annual incentive awards for Executive Officers support the following company objectives:
•Communication of important goals through performance targets that are aligned with business strategies.
•Motivation for the entire management team to work together toward a common set of goals.
•Rewarding executives on the basis of results achieved.
•Delivering annual incentive opportunities and payments through a structured, performance driven, objective mechanism.
•Delivering a competitive level of compensation that is fully competitive with industry practice.
•Motivating executives to achieve ever higher levels of success.
•Motivating executives to achieve strategic initiatives aligned with Company goals.
Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEOs. Each eligible plan participant is assigned a target award opportunity, expressed as a percentage of base salary. Actual payouts are determined by applying the applicable award multiple to the participant’s target award opportunity based on the level of achievement of the performance measures established for the applicable fiscal year. For Fiscal 2026, achievement of a performance measure at 100% of the applicable target resulted in a 70% award multiple for that measure, and potential payouts ranged from 0% to 200% of the participant’s target award opportunity. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. The following Adjusted EBITDA, contribution margin, revenue and days’ inventory outstanding measures were utilized in setting NEO performance objectives for Fiscal 2026:
•Adjusted EBITDA, as used for purposes of the Sharing Success Program, is net income before interest, taxes, depreciation, amortization and stock-based compensation on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget, as well as the impact of investment gains or losses on the Company’s non-qualified supplemental deferred compensation plan and certain other items affecting period-to-period comparability, including impairment charges, system implementation costs, and restructuring and severance charges (“Plan Adjusted EBITDA”).
•Contribution Margin, as used for purposes of the Sharing Success Program, is gross profit less credit card fees and marketing and sales expense, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget ("Plan Contribution Margin").
•Revenue target as used for purposes of the Sharing Success Program is defined as achieving or exceeding the Company’s annual budgeted target for overall Company revenue, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget (“Plan Revenue”).
•Days' Inventory Outstanding, as used for purposes of the Sharing Success Program, measures the average number of days of inventory on hand and is calculated by dividing the 13-month average inventory balance by annual cost of goods sold and multiplying the result by 365 days, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year that were not contemplated in the Company’s budget (“Plan Days' Inventory Outstanding”).

The following table presents the NEOs’ targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2026:

	Target Award (% of Salary)	Weighting of Performance Measures
Name		EBITDA	Contribution Margin	Net Sales	Days' Inventory Outstanding	Subtotal

Adolfo Villagomez	100%	35.0%	35.0%	15.0%	15.0%	100%
Chief Executive Officer

James Langrock	85%	35.0%	35.0%	15.0%	15.0%	100%
Senior Vice President, Treasurer and Chief Financial Officer

James F. McCann (1)	n/a	n/a	n/a	n/a	n/a	n/a
Executive Chairman, Former Chief Executive Officer

Jonathan J. Feldman	80%	35.0%	35.0%	15.0%	15.0%	100%
Chief Commercial Officer and President, BloomNet, Inc.

Michael Manley	65%	35.0%	35.0%	15.0%	15.0%	100%
Senior Vice President, General Counsel and Corporate Secretary
_________________________
(1)Under the Company’s employment agreement with Mr. J. McCann, he did not participate in the Company’s non-equity-based bonus program with respect to Fiscal 2026. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”.
When Company-wide actual results exceed or fall below target performance measures, the components of the actual awards based on those measures are proportionately increased or decreased between the maximum and threshold award payments and the target payments for the respective components of the awards. Participants may earn a Company-wide bonus for the components of the award if the applicable threshold performance measures are met. The Sharing Success Program originally included a minimum Company-wide Plan EBITDA performance gate, defined as achievement of at least 70% of Company-wide Plan EBITDA, below which no payments would be made under any of the performance measures. During the fiscal year, the Compensation Committee removed this Plan EBITDA gate after considering the Company’s performance outlook and the Sharing Success Program’s employee retention and motivational objectives. Following removal of the gate, payouts remained subject to the applicable threshold, target and maximum performance levels for each individual measure. No participant may be paid an incentive award under the Sharing Success Program in excess of a 200% payout, as presented in the table below. In addition, all participants must be actively employed as of the end of the fiscal year in order to qualify for an award.

Adjusted EBITDA			Contribution Margin
% Achievement of Performance Measures	Target Award Multiple		% Achievement of Performance Measures	Target Award Multiple
285.0% or above	200.0%	(max)	115.0% or above	200.0%	(max)
165.0%	125.0%		107.5%	125.0%
125.0%	100.0%		105.0%	100.0%
100.0%	70.0%		100.0%	70.0%
85.0%	50.0%		95.0%	50.0%
70.0%	25.0%		90.0%	25.0%
Below 55.0%	0.0%		Below 85.0%	0.0%

Revenue			Days' Inventory Outstanding
% Achievement of Performance Measures	Target Award Multiple		% Achievement of Performance Measures	Target Award Multiple
115.0% or above	200.0%	(max)	104.3% or above	200.0%	(max)
107.5%	125.0%		102.1%	125.0%
105.0%	100.0%		101.4%	100.0%
100.0%	70.0%		100.0%	70.0%
95.0%	50.0%		99.3%	50.0%
90.0%	25.0%		98.7%	25.0%
Below 85.0%	0.0%		Below 98.0%	0.0%

For Fiscal 2026, the Company’s financial performance measures were a function of achieving specified Plan Adjusted EBITDA, Plan Contribution Margin, Plan Revenue and Plan Days' Inventory Outstanding targets and were as follows: Company-wide Plan Adjusted EBITDA of $33.9 million (on a pre-bonus basis), Company-wide Plan Contribution Margin of $341.9 million, Company-wide Plan Revenue of $1,640.1 million, and Company-wide Plan Days' Inventory Outstanding of 73.2 days. If the established Plan targets were achieved, the corresponding payouts for each of these financial performance measures were set at 70% of target.
The following table reflects the relationship of actual performance against the Company’s performance measures. The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 0% of the target award) to “maximum” (the maximum achievement level of the performance measure at or above which an executive may earn 200% of the target award). The weighting of performance measures is applied to the Target Award Multiples to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($’s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum
Performance Metric	Performance Measures	Payout %	Performance Measures	Payout %	Performance Measures	Payout %	Actual Performance	Target Award Multiple

Company-wide Performance Measures:
Adjusted EBITDA (pre-bonus)	$18,649	0.0%	$33,907	70.0%	$96,635	200.0%	$10,742	0.0%
Contribution Margin	$290,634	0.0%	$341,922	70.0%	$393,210	200.0%	$308,833	26.6%
Revenue	$1,394,092	0.0%	$1,640,108	70.0%	$1,886,125	200.0%	$1,503,510	33.4%
Days' Inventory Outstanding	74.7	0.0%	73.2	70.0%	70.2	200.0%	74.4	16.9%

In addition, the Compensation Committee and Board approved an overlay to the Sharing Success Program (the "Key Strategic Initiative Program") for management positions, including the NEOs, in order to incentivize and reward employees for certain strategic initiatives whose value and achievement were not otherwise reflected in the Sharing Success Program performance measures. Under the Key Strategic Initiative Program, management employees were eligible to earn up to an additional 50% of their target bonus based on the achievement of certain key strategic initiatives. These key strategic initiatives included (i) the delivery of $50 million in run rate savings by the end of Fiscal 2026, (ii) maintenance of certain liquidity levels for Fiscal 2026, and (iii) achieving certain improved customer service metrics as of the end of Fiscal 2026. Each initiative was weighted equally at 33.3%, with payout for each initiative contingent on full achievement of the target. For employees above the level of director, including the NEOs, any payment for such award would be in the form of restricted stock awarded under the 2003 Plan, with a vesting period of one year from the grant date, subject to continued employment. Actual performance for the Key Strategic Initiative Program was 100%, resulting in the 50% target payout being achieved.
The Company-wide actual award multiple for Fiscal 2026 was 66.9% of the target award, including the impact of the Key Strategic Initiative Program. The Company-wide actual award multiple for Fiscal 2025 was 0% of the target award. During Fiscal 2024, the Company-wide actual Adjusted EBITDA and actual Revenue award multiples were each 0% of the target award, and Mr. Manley earned 100% of the target award with respect to his strategic initiatives. As a result, the aggregate Fiscal 2024 multiple was 25% of the target award for the NEOs who were also NEOs for that period, other than Mr. J. McCann. See “Summary Compensation Table — Non-Equity Incentive Plan Compensation” and “Summary Compensation Table — Stock Awards” for payout amounts for Fiscal 2026.
Long-Term Incentive Equity Awards. In order to structure a long-term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee utilizes long-term incentive equity awards. These awards are designed to increase the alignment of the interests of each Executive Officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.
In accordance with its charter, the Compensation Committee annually reviews executive officer compensation and determines any equity awards to them under the 2003 Plan. The Committee’s determination generally occurs at a regularly scheduled meeting during our first fiscal quarter, following which, any awards are then granted three (3) business days after the Company’s release of its first quarter earnings. In Fiscal 2026, the annual awards were instead granted in December, following our annual meeting at which stockholders approved an amendment to the 2003 Plan to increase the authorized shares, and Key Strategic Initiative Program awards were granted on April 23, 2026. One-time equity awards may also be made throughout the year to new hires, promoted employees, as a reward for exceptional performance, or as an incentive for retention. Grants are generally made during an open “trading window” established under our Insider Trading Policy. Stock options are granted with an exercise price at least equal to the fair market value of the underlying shares on the grant date, as required by the 2003 Plan.
The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number and value of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, nor does it time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee has the authority to review extraordinary events that impact the Company’s performance and may adjust the calculation of the number of shares earned under an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not make any such adjustments for Fiscal 2026.
For Fiscal 2026, the Compensation Committee determined, in consultation with its independent compensation consultant, to grant restricted stock awards to the NEOs other than the CEO (among other management level employees), each comprising 50% time-vesting shares, which vest ratably over three years of continued employment, and 50% performance shares, which, to the extent earned, cliff vest three years after the date of grant, subject to continued employment. These awards were granted December 10, 2025. The number of performance shares that may be earned under the awards is based on achievement of the following performance measures: Plan Adjusted EBITDA (35%), Plan Contribution Margin (35%), Plan Revenue (15%), and Plan Days' Inventory Outstanding (15%), in each case over the performance period, applied to the award recipient's target amount. For Fiscal 2026, the award recipients' respective target award amounts (expressed as a percentage of their base salary) were as follows: Mr. Langrock, 150%; Mr. J. McCann, 100%; Mr. Feldman, 100%, and Mr. Manley, 75%. As discussed under "Sharing Success Program" above, Plan Adjusted EBITDA was not achieved and Plan Contribution Margin, Plan Revenue, and Plan Days' Inventory Outstanding were partially achieved. See “Grants of Plan-Based Awards” for the performance shares earned by the NEOs pursuant to these awards. The composition, vesting requirements, and amounts of these awards reflect the Compensation Committee’s consideration of prevailing industry practices and intention to align management with stockholder interest in the long-term growth of the Company, as well as address employee retention concerns.
In addition, the Compensation Committee determined to grant additional restricted stock awards to Messrs. Langrock, Feldman, and Manley for their continued support of the Company through a period of transformation. These awards were granted December 10, 2025 and vest ratably over two years of continued employment.
During Fiscal 2026, we did not grant equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.
Capital Raise Incentive Program
In connection with the Company’s announcement that it is evaluating capital raising options, the Company adopted a Capital Raise Incentive Program on October 20, 2026, effective as of the 2026 Annual Meeting. Under the Capital Raise Incentive Program, the Company has established a total incentive amount of $10,000,000 that may be allocated among members of Executive Leadership (individually and collectively, the “Incentive Amounts”) of the Company, including the NEOs, in the event that the Company enters into a letter of intent for a Financing on or about February 28, 2027. In this instance, a Financing means a capital raise of an amount that materially improves the Company’s liquidity or capital structure, as determined in good faith by the Board of Directors. If achieved, the Incentive Amounts will be paid in lieu of the regular annual 2003 Plan awards that otherwise would be granted to Executive Leadership following the 2026 Annual Meeting. If a Financing does not occur, the Compensation Committee will consider alternatives. Payments of the applicable Incentive Amounts to Executive Leadership will be paid in installments as follows: twenty-five percent (25%) upon the closing of a Financing, twenty-five percent (25%) upon the six (6) month anniversary of such closing, and fifty percent (50%) upon the twelve (12) month anniversary of such closing. Unpaid Incentive Amounts will be forfeited if a member of Executive Leadership voluntarily terminates his or her employment. If the Company terminates a member of Executive Leadership without cause, then he or she will be entitled to receive his or her respective Incentive Amounts in accordance with the foregoing payment schedule; provided that the foregoing capital raise requirements are otherwise met. "Executive Leadership" for purposes of this program refers to certain senior vice presidents and leaders in more senior roles, including the NEOs other than Mr. J. McCann.
Executive Benefits
The Company’s NEOs are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEOs, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.
During Fiscal 2026, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected. See “Nonqualified Deferred Compensation” for information about the NEOs’ account balances under the Plan.
Perquisites
We do not routinely provide any significant perquisites to our NEOs. Except for perquisites provided to Messrs. Villagomez and J. McCann, which are disclosed in the Summary Compensation Table, the value of perquisites to other NEOs in Fiscal 2026 did not exceed $10,000.

Executive Chairman Marketing Fee
Beginning with Fiscal 2024, the Compensation Committee determined to pay Mr. J. McCann additional cash compensation equal to $1,000,000 per annum, paid in four quarterly installments. This additional compensation is in recognition of Mr. J. McCann’s ongoing promotion of the Company’s brands through various media outlets.
Severance/Change of Control
Pursuant to the terms of employment agreements, incentive plans, and the Company's Executive Severance Plan, which was adopted during Fiscal 2026 and amended during Fiscal 2027, certain NEOs are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change of control. See “Potential Payments Upon Termination or Change in Control” below for further information regarding the Executive Severance Plan and other termination protections.
Executive Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines for certain of the Company’s executives, including the NEOs, to further align the interests and actions of the executives with the interests of the Company’s stockholders. The ownership guidelines are based on each executive owning a number of shares with a total market value equal to a multiple of five times the executive’s base salary in the case of each of Messrs. J. McCann and Villagomez and two times the executive’s base salary in the case of the other NEOs as determined in accordance with the ownership guidelines. Qualifying shares for purposes of the ownership guidelines include shares acquired on the open market or by the exercise of stock options or pursuant to the 2003 Plan, restricted stock and restricted stock units, deferred stock units and shares owned in a trust or by a spouse and/or minor children, and shares subject to the executive’s vested and unvested stock options. The executives are required to achieve the share ownership under the guidelines within the later of five years from the date of hire or three years after the executive becomes subject to the guidelines.
Clawback Policy
The Board of Directors has adopted a clawback policy that provides for the recoupment of the excess incentive compensation paid to Executive Officers, including the NEOs, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with NASDAQ listing standards and Exchange Act Rule 10D-1. The policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the Executive Officer of the excess portion of the compensation received by the Executive Officers during the three preceding fiscal years.
Management’s Role in Setting Executive Compensation
Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer works closely with Human Resources to develop compensation programs and policies and make recommendations for approval by the Compensation Committee regarding annual adjustments to other Executive Officers’ salaries and incentive award opportunities.
Role of Compensation Consultant
The Compensation Committee has retained the services of Pearl Meyer to provide specialized information and targeted research, including advising on market compensation data for base salary, bonus targets and long-term incentives, assisting in the design of annual and long-term incentive programs, and advising on CEO and Executive Chairman compensation. Pearl Meyer did not perform any other services for the Company.

Compensation Deductibility Policy
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally places a limit of $1 million on the amount of compensation a public company can deduct in any year for each of its “covered employees” (which, under current law, includes the current and certain former NEOs). Although the Compensation Committee takes into account the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee believes that its primary responsibility is to provide a compensation program that is designed to attract, retain and reward the executive talent necessary to the success of the Company. Accordingly, the Compensation Committee has retained the discretion to approve compensation that is not deductible under Section 162(m).
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

Celia R. Brown, Chairperson
Adam Hanft
Larry Zarin
Notwithstanding any SEC filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC, except as specifically provided otherwise therein.

SUMMARY COMPENSATION TABLE
Set forth below is summary compensation information for each person who was: (1) at any time during Fiscal 2026, our Chief Executive Officer or Chief Financial Officer, and (2) at June 28, 2026, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Adolfo Villagomez (6)	2026	1,000,000	500,000	-	169,000	41,502	1,710,502
Chief Executive Officer	2025	107,692	1,500,002	1,500,003	-	-	3,107,697

James Langrock (7)	2026	525,000	2,301,411	-	79,008	750	2,906,169
Senior Vice President, Treasurer and Chief Financial Officer	2025	500,000	516,346	-	-	1,500	1,017,846

James F. McCann (8)	2026	975,000	916,356	-	-	2,029,962	3,921,318
Executive Chairman	2025	975,000	755,154	-	-	1,055,133	2,785,287
	2024	975,000	-	6,093,300	-	1,048,516	8,116,816

Jonathan J. Feldman (9)	2026	550,000	1,598,435	-	74,360	-	2,222,795
Chief Commercial Officer and President, BloomNet, Inc.	2025	550,000	567,979	-	-	-	1,117,979

Michael R. Manley	2026	450,000	992,114	-	49,433	750	1,492,297
Senior Vice President, General Counsel and Corporate Secretary	2025	450,000	348,537	-	-	750	799,287
	2024	450,000	385,872	-	73,125	750	909,747
_____________________________
(1)The Company’s fiscal year is a 52- or 53-week period ending on the Sunday nearest to June 30. Fiscal years 2026, 2025 and 2024 each consisted of 52 weeks.
(2)This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” and does not reflect the compensation actually received by the NEOs in each respective year. These award fair values have been determined based on the assumptions set forth in Note 14, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026.
The following amounts represent the grant date fair value of performance-based share awards granted in Fiscal 2026. Amounts in the “Stock Award” column above reflect the value of performance share awards, determined as of the grant date based upon the probable outcome (which was equal to the “Target” performance) of the performance conditions and is presented below. The value of the performance-based share awards at the grant date assuming the achievement of “Target” performance is presented below for comparative purposes. The “Maximum” value of the performance-based share awards at the grant date assuming the highest level of achievement under the performance conditions is equal to the “Target” performance included below.

Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards (a)
Target
Adolfo Villagomez	$500,000
James Langrock	$750,665
James F. McCann	$458,178
Jonathan J. Feldman	$564,609
Michael R. Manley	$357,714
(a)For Fiscal 2026, a portion of the stock awards reported in Summary Compensation Table - Stock Awards column are time-vested restricted stock awards and a portion are performance-based equity incentive awards for Messrs. Villagomez, Langrock, J. McCann, Feldman, and Manley. In Fiscal 2026, Messrs. Villagomez, Langrock, Feldman, and Manley earned 66.9% of the performance-based shares (including shares under the Key Strategic Initiative Program) and Mr. J McCann earned 16.9% of the performance-based shares and therefore only a portion of the related compensation expense was recorded.
For Fiscal 2025, a portion of the stock awards reported in this column are time-vested restricted stock awards and a portion are performance-based equity incentive awards for Messrs. Langrock, Feldman, Manley, and J. McCann. In Fiscal 2025, 16.7% of the performance-based shares were earned, and therefore only a portion of the related compensation expense was recorded.
For Fiscal 2024, a portion of the stock awards reported in this column are time-vested restricted stock awards and a portion are performance-based equity incentive awards for Mr. Manley. In Fiscal 2024, 50% of the performance-based shares were earned, and therefore only a portion of the related compensation expense was recorded.
(3)This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” for stock option awards granted in Fiscal 2026, Fiscal 2025 and Fiscal 2024, respectively. The award fair value has been determined based on the assumptions set forth in Note 14, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026.
(4)Non-Equity Incentive Plan Compensation represents cash bonuses described under “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive and Sharing Success Program.” Where applicable, the annual cash bonuses for operating performance related to, and recorded as compensation expense during each of Fiscal 2026, 2025 and 2024, were paid in the following respective years. The payout ratio was 16.9% of the target awards for Messrs. Villagomez, Langrock, Feldman, and Manley for Fiscal 2026. The payout ratio was 0% of the target awards for Messrs. Langrock, J. McCann, Feldman, and Manley for Fiscal 2025. The payout ratio was 0% for Mr. J. McCann, and 25% for Mr. Manley of the target award for Fiscal 2024.
(5)Other compensation includes the Company’s contribution to the 401(k) Profit Sharing Plan ($750 in Fiscal 2026, Fiscal 2025, and Fiscal 2024). Mr. Villagomez received two $750 contributions from the Company with respect to his personal contributions during Fiscal 2026 due to the timing of Mr. Villagomez joining the plan and the calendar year cycle of the Company's contributions to the plan. Mr. Villagomez's other compensation also includes compensation relating to travel to and from the Company's offices. Mr. J. McCann’s other compensation, in the form of perquisites and other personal benefits, includes the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven. In addition, in Fiscal 2026, Fiscal 2025, and Fiscal 2024, Mr. J. McCann received cash compensation of $1,000,000 as a marketing fee for his ongoing promotion of the Company's brands through various media outlets. Mr. J. McCann was not eligible to participate in the Company’s non-equity based bonus program for Fiscal 2026, but, for that fiscal year, the Company credited an amount equal to Mr. J. McCann’s base salary of $975,000 to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements." Such amounts are included within All Other Compensation.

(6)Mr. Villagomez joined the Company on May 7, 2025, and was appointed the Company's Chief Executive Officer effective May 12, 2025. As part of his employment agreement, in Fiscal 2025, Mr. Villagomez received a sign-on equity award, effective as of the third business day after May 8, 2025, having a fair market value of approximately $3,000,000, 50% of which consisted of options and 50% of which consisted of restricted stock, all of which vest ratably over four years.
(7)Mr. Langrock joined the Company on April 1, 2024 as Chief Administrative Officer and was appointed the Company's Chief Financial Officer effective December 29, 2024. Mr. Langrock was not an NEO with respect to Fiscal 2024.
(8)Mr. J. McCann was appointed Chief Executive Officer as of July 3, 2023, which was the beginning of Fiscal 2024, and served in this role until May 12, 2025. In recognition of Mr. J. McCann's assumption of the duties of Chief Executive Officer, the Compensation Committee determined to grant him a special grant of options to purchase 1,000,000 shares of the Company's Class A common stock, which award vests ratably over five years of continued employment. This award was granted on December 14, 2023. Mr. J. McCann continues to be employed as Executive Chairman.
(9)Mr. Feldman joined the Company on March 18, 2024, was appointed President of BloomNet, Inc. effective June 27, 2024, and currently also serves as Chief Commercial Officer. Mr. Feldman was not an NEO with respect to Fiscal 2024.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the fiscal year ended June 28, 2026. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

			Board of Directors Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)

Adolfo Villagomez	(3)			—	700,000	2,000,000
Chief Executive Officer	(4)	4/23/2026	4/23/2026				$166,667	$500,000	$500,000				500,000

James Langrock	(3)			—	327,250	935,000
Senior Vice President, Treasurer and Chief Financial Officer	(5)	12/10/2025	10/9/2025				—	108,368	108,368				516,915
	(6)	12/10/2025	10/9/2025							108,368			516,915
	(7)	12/10/2025	10/9/2025							216,736			1,033,831
	(4)	4/23/2026	4/23/2026				$77,917	$233,750	$233,750				233,750

James F. McCann	(8)			—	—	—
Executive Chairman	(5)	12/10/2025	10/9/2025				—	96,054	96,054				458,178
	(6)	12/10/2025	10/9/2025							96,054			458,178

Jonathan J. Feldman	(3)			—	308,000	880,000
Chief Commercial Officer and President, BloomNet, Inc.	(5)	12/10/2025	10/9/2025				—	72,245	72,245				344,609
	(6)	12/10/2025	10/9/2025							72,245			344,609
	(7)	12/10/2025	10/9/2025							144,490			689,217
	(4)	4/23/2026	4/23/2026				$73,333	$220,000	$220,000				220,000

Michael R. Manley	(3)			—	204,750	585,000
Senior Vice President, General Counsel and Corporate Secretary	(5)	12/10/2025	10/9/2025				—	44,332	44,332				211,464
	(6)	12/10/2025	10/9/2025							44,333			211,468
	(7)	12/10/2025	10/9/2025							88,665			422,932
	(4)	4/23/2026	4/23/2026				$48,750	$146,250	$146,250				146,250

___________________________
(1)Equity awards are determined by the Compensation Committee and approved by the Board of Directors during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is generally the third business day after the date of the Company’s public disclosure of quarterly financial information (the “grant date”). In Fiscal 2026, annual equity awards under the Company's long-term incentive program were granted following our 2025 Annual Meeting, at which stockholders approved an amendment to the 2003 Plan to increase the authorized shares. The grant date for Key Strategic Initiative Program awards was April 23, 2026, the date on which the Board of Directors approved the award. Although the number of shares underlying the award was not determined until September 11, 2026, based on the applicable 30-trading-day volume-weighted average price, September 11, 2026 was the share-determination date and did not represent a new grant. See footnote 4 for additional information regarding the terms, conversion and vesting of the Strategic Initiative Award.
(2)Notwithstanding the “(#)” captions for the applicable columns, the amounts reported for the April 23, 2026 Key Strategic Initiative Program awards are denominated in dollars and will be paid out in the equivalent amount of the Company's Class A common stock at the time of the payout. The award was equal to 50% of the targeted incentive award opportunity of each of Messrs. Villagomez, Langrock, J. McCann, Feldman, and Manley. The award provided for payment of 0% if none of the three strategic initiatives were to be achieved, 33.3% if one initiative were to be achieved, 66.7% if two initiatives were to be achieved and 100% if all three initiatives were achieved. The number of shares underlying the earned award was determined by dividing the earned dollar amount by the applicable 30-trading-day volume-weighted average price. Following achievement of all three initiatives, the award amount was determined on September 11, 2026 using a volume-weighted average price of $3.72 per share. The award will vest on September 11, 2027, subject to the recipient's continued employment through that date.
(3)The amounts in this row represent the target and maximum potential payouts under the annual incentive awards administered through the Company’s Sharing Success Program for Fiscal 2026, as approved by the Board of Directors and described in the Compensation Discussion and Analysis. For Fiscal 2026, achievement of the applicable performance measures at 100% of target would have resulted in a payout equal to 70% of each participant’s target award opportunity. Accordingly, the amounts reported in the “Target” column reflect 70% of each participant’s target award opportunity, and the amounts reported in the “Maximum” column reflect the maximum potential payout of 200% of each participant’s target award opportunity. The awards did not provide for a specified threshold payout; payouts could begin above zero based on the level of achievement of the applicable performance measures. Accordingly, no amount is reported in the “Threshold” column. Based on Fiscal 2026 performance, participants earned payouts equal to 16.9% of their respective target award opportunities, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive and Sharing Success Program."
(4)The amounts reported in the applicable rows relate to dollar-denominated equity incentive awards granted on April 23, 2026 under the Key Strategic Initiative Program. The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant-date fair value of the awards as of April 23, 2026, computed in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance conditions as of that date. Following confirmation that all three strategic initiatives had been achieved, each participant’s earned award was converted on September 11, 2026 into a fixed number of shares of the Company's Class A common stock using the applicable 30-trading-day volume-weighted average price of $3.72 per share. The table below presents the number of shares earned for each participant and the market value of those shares on September 11, 2026, calculated using the closing price of the Company’s common stock of $3.02 on that date. These September 11, 2026 market values do not represent the grant-date fair values reported in the Grants of Plan-Based Awards Table. The shares will cliff-vest on September 11, 2027, subject to each participant’s continued employment through that date.

	Performance Share Awards Earned (#)	Fair Value of Performance Shares Earned ($)

Adolfo Villagomez	134,423	$405,957
James Langrock	62,843	$189,786
Jonathan J. Feldman	59,146	$178,621
Michael R. Manley	39,319	$118,743

(5)The amounts in this row represent the one-year performance share award threshold, target and maximum payout that could be earned under the Company’s long-term incentive program as described in the Compensation Discussion and Analysis section. The last column of this row represents the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target performance. The number of shares earned with respect to these awards were as follows:

	Performance Share Awards Earned (#)	Fair Value of Performance Shares Earned ($)	Vesting Period

James Langrock	18,314	$87,358	cliff vest three years from the date of grant
James F. McCann	16,233	$77,431	cliff vest three years from the date of grant
Jonathan J. Feldman	12,209	$58,237	cliff vest three years from the date of grant
Michael R. Manley	7,492	$35,737	cliff vest three years from the date of grant
(6)The amounts in this row represent time-based equity awards granted under the Company’s long-term incentive program as described in the Compensation Discussion and Analysis section. These awards vest at a rate of one-third at the completion of each year of service following the grant date. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.
(7)The amounts in this row represent time-based equity awards granted to Messrs. Langrock, Feldman, and Manley for their continued support of the Company through a period of transformation. Subject to continued employment, the restricted shares will cliff vest one-half at completion of each year of service following the share-determination date which was September 11, 2026. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.
(8)Under the Company’s employment agreement with Mr. J. McCann, he no longer participates in the Company’s non-equity-based bonus program as discussed under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements” below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
On October 4, 2016, the Company entered into an employment agreement with Mr. J. McCann (the “JM Agreement”). Under the JM Agreement, Mr. J. McCann became the Executive Chairman of the Board, earns an annual salary of $975,000 and his annual target long-term incentive award value was 75% of his salary in the form of equity awards under the 2003 Plan. As provided in the JM Agreement, Mr. J. McCann was not eligible to participate in the Company’s annual bonus program and the Company annually credited an annual amount equal to Mr. J. McCann’s base salary under the Company’s Nonqualified Supplemental Deferred Compensation Plan for the period through Fiscal 2023. Effective July 3, 2023, the Board appointed Mr. J. McCann, to the position of Chief Executive Officer of the Company. Effective with this appointment, in lieu of the annual contribution under the Company’s Nonqualified Supplemental Deferred Compensation Plan as provided in the JM Agreement, Mr. J. McCann became a participant in the Company’s Sharing Success Plan with his annual bonus target equal to 100% of his base salary, commencing with Fiscal 2024. Effective May 12, 2025, Mr. J McCann ceased to serve as Chief Executive Officer, but continues to serve as Executive Chairman. Beginning in Fiscal 2026, Mr. J. McCann was no longer eligible to participate in the Company’s annual bonus program and the Company again annually credits an annual amount equal to Mr. J. McCann’s base salary under the Company’s Nonqualified Supplemental Deferred Compensation Plan. Mr. J. McCann also receives additional cash compensation equal to $1,000,000 per annum in recognition of Mr. J. McCann’s ongoing promotion of the Company’s brands through various media outlets.
Under the JM Agreement, Mr. J. McCann agreed to extend the period during which he is restricted from participating in a business competitive to the Company to a period of two years after a voluntary resignation or termination for good cause. He is also bound by non-solicitation and confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.
On May 7, 2025, the Company entered into an employment agreement with Mr. Villagomez (the "AV Agreement"). Under the AV Agreement, Mr. Villagomez became an executive of the Company on May 7, 2025 and then Chief Executive Officer of the Company commencing on May 12, 2025. The AV Agreement provides for (i) an annual base salary of $1,000,000, (ii) an annual target bonus under the Sharing Success Program equal to 100% of his base salary, (iii) a signing equity grant, having a fair market value of $3,000,000, 50% of which consists of options and 50% of which consists of restricted stock, and which vests ratably over four years, (iv) beginning with Fiscal 2027, an annual equity grant having a target fair market value of $3,000,000, in a form and amount determined by the Board or the Compensation Committee, and (v) payment of certain expenses associated with Mr. Villagomez's regular travel, and eventual relocation, to New York.
Mr. Villagomez is restricted from participating in a business competitive to the Company for a period of 18 months following his resignation or termination. He is also bound by non-solicitation and confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth summary information regarding the outstanding equity awards at June 28, 2026 granted to each of the Company’s Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)

	Stock Options					Restricted Stock

Adolfo Villagomez						134,423	(2)	478,546
Chief Executive Officer	115,243	345,729	(3)	5.24	05/13/2035
						214,695	(4)	764,314

James Langrock						62,843	(2)	223,721
Senior Vice President, Treasurer and Chief Financial Officer						18,314	(5)	65,198
						108,368	(6)	385,790
						216,736	(7)	771,580
						5,159	(8)	18,366
						20,637	(9)	73,468

James F. McCann						16,233	(5)	57,789
Executive Chairman						96,054	(6)	341,952
						7,456	(8)	26,543
						30,182	(9)	107,448
	400,000	600,000	(10)	10.13	12/14/2033
	149,460	—		8.59	11/8/2032
						149,611	(11)	532,615

Jonathan J. Feldman						59,146	(2)	210,560
Chief Commercial Officer and President, BloomNet, Inc.						12,209	(5)	43,464
						72,245	(6)	257,192
						144,490	(7)	514,384
						5,675	(8)	20,203
						22,701	(9)	80,816
						11,376	(12)	40,499

Michael R. Manley						39,319	(2)	139,976
Senior Vice President, General Counsel and Corporate Secretary						7,492	(5)	26,672
						44,333	(6)	157,825
						88,665	(7)	315,647
						3,483	(8)	12,399
						13,930	(9)	49,591
						9,523	(13)	33,902
						6,348	(14)	22,599
	68,981	—		8.59	11/8/2032

____________________________
(1)Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $3.56 on June 26, 2026.
(2)Represents equity awards earned under the Fiscal 2026 Key Strategic Initiative Program based on the achievement of all three strategic initiatives during Fiscal 2026. Although the number of shares was not determined until September 11, 2026, the performance conditions were satisfied as of June 28, 2026. Accordingly, the awards are reflected as shares subject to service-based vesting. The number of shares was determined by converting the applicable earned dollar award into shares of the Company's Class A common stock using the 30-trading-day volume-weighted average price of $3.72 per share on September 11, 2026. The shares will cliff vest on September 11, 2027, subject to the executive’s continued employment through that date.
(3)Represents equity awards under the Company’s long-term incentive program. These options vest at a rate of one-fourth at the completion of each year of service following the May 13, 2025 grant date.
(4)Represents equity awards under the Company's long-term incentive program. These restricted share awards vest at a rate of one-fourth at the completion of each year of service following the May 13, 2025 grant date.
(5)Represents performance shares that were earned in Fiscal 2026 under the Company's long-term incentive program, based upon partial achievement of targeted performance measures during Fiscal 2026. See “Compensation Discussion and Analysis - Long-Term Incentive Equity Awards.” These restricted share awards cliff vest at the completion of three years of service following the December 10, 2025 grant date.
(6)Represents equity awards under the Company’s long-term incentive program. These restricted share awards vest at a rate of one third at the completion of each year of service following the December 10, 2025 grant date.
(7)Represents equity awards under the Company’s long-term incentive program. These restricted share awards vest at a rate of one-half at the completion of each year of service following the December 10, 2025 grant date, however, the award shall immediately vest in full in the event that the NEO is terminated without cause.
(8)Represents performance shares that were earned in Fiscal 2025 under the Company's long-term incentive program, based upon partial achievement of targeted performance measures during Fiscal 2025. See “Compensation Discussion and Analysis - Long-Term Incentive Equity Awards.” These restricted share awards cliff vest at the completion of three years of service following the November 5, 2024 grant date.
(9)Represents equity awards under the Company’s long-term incentive program. These restricted share awards vest at a rate of one third at the completion of each year of service following the November 5, 2024 grant date.
(10)Represents equity awards under the Company’s long-term incentive program. Options vest at a rate of one-fifth at the completion of each year of service following the December 14, 2023 grant date.
(11)Represents equity awards under the Company's long-term incentive program. These restricted share awards cliff vest upon the earlier to occur of: (i) the tenth anniversary following the May 4, 2021 grant date, (ii) the termination of service of Mr. J. McCann due to his death or permanent disability (as defined in the restricted share agreement); or (iii) Mr. J. McCann no longer serving as Executive Chairman as a result of a Change of Control (as defined in the Plan).
(12)Represents equity awards under the Company’s long-term incentive program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the commencement of Mr. Feldman's employment on March 25, 2024.
(13)Represents performance shares that were earned in Fiscal 2024 under the Company's long-term incentive program, based upon partial achievement of targeted performance measures during Fiscal 2024. These restricted share awards cliff vest at the completion of three years of service following the December 14, 2023 grant date.
(14)Represents equity awards under the Company’s long-term incentive program. These restricted share awards vest at a rate of one third at the completion of each year of service following the December 14, 2023 grant date.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth the vesting of stock awards for each of the Company’s Named Executive Officers during the fiscal year ended June 28, 2026. There were no exercises of stock options by NEOs during this period.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Adolfo Villagomez	71,565	305,583
Chief Executive Officer

James Langrock	10,319	36,013
Senior Vice President, Treasurer,
and Chief Financial Officer

James F. McCann	25,735	87,686
Executive Chairman

Jonathan J. Feldman	22,728	74,656
Chief Commercial Officer and President, BloomNet, Inc.

Michael R. Manley	18,227	67,773
Senior Vice President, General Counsel
and Corporate Secretary
____________________________
(1)The value realized on vesting equals the market value of the Company's Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

EQUITY COMPENSATION PLAN INFORMATION
The following table displays certain information regarding our equity compensation plans at June 28, 2026.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	4,691,451	$8.59	2,122,968
Equity compensation plans not approved by security holders	-	-	-
Total	4,691,451	$8.59	2,122,968
(1) Securities set forth under “Equity compensation plans approved by security holders” are to be issued, or available for issuance, under the Company’s 2003 Long Term Incentive and Share Award Plan, as amended. Column (a) includes 2,883,822 shares of Class A Common Stock issuable upon the exercise of outstanding stock options and 1,807,629 shares of Class A Common Stock issuable pursuant to dollar-denominated equity incentive awards granted under the Fiscal 2026 Key Strategic Initiative Program. The Key Strategic Initiative awards were outstanding as of June 28, 2026, although the number of shares subject to the awards was not determined until September 11, 2026, when the aggregate earned award amounts were converted into shares using the applicable 30-trading-day volume-weighted average price of $3.72 per share. Because the Key Strategic Initiative awards have no exercise price, the weighted-average exercise price reported in column (b) reflects only outstanding stock options. Column (c) reflects the number of shares remaining available for future issuance under the 2003 Plan, excluding the securities reflected in column (a).

NONQUALIFIED DEFERRED COMPENSATION
During Fiscal 2026, the Company offered a Nonqualified Supplemental Deferred Compensation Plan ("NQDC Plan") for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE(1) ($)
Adolfo Villagomez	-	-	-	-	-
Chief Executive Officer

James Langrock	25,000	-	6,739	-	56,306
Senior Vice President, Treasurer and Chief Financial Officer

James F. McCann	1,872,967	950,287	6,361,069	(317,857)	39,109,097
Executive Chairman, Former Chief Executive Officer

Jonathan J. Feldman	-	-	-	-	-
Chief Commercial Officer and President, BloomNet, Inc.

Michael R. Manley	20,423	-	21,561	-	146,349
Senior Vice President, General Counsel and Corporate Secretary

_____________________________
(1)Contributions made by the Company and NEOs are reported as NEO compensation in the Summary Compensation Table. The registrant contribution for Mr. J. McCann was recorded as compensation expense during Fiscal 2026, and is included in both the Registrant Contributions and the Aggregate Balance at Last FYE in the table above, but was paid into the NQDC Plan during the first quarter of Fiscal 2027. The amount in the Aggregate Balance at Last FYE column includes $48,000 for Mr. Langrock, $18,491,000 for Mr. J. McCann, and $104,000 for Mr. Manley, in each case, that was reported as compensation for the respective NEO in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL
In accordance with the 2003 Plan, in the event of a Change of Control, as defined in the 2003 Plan, all outstanding Awards, pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the shares of stock subject to the Award will be entitled to participate in the Change of Control transaction.
In addition, as disclosed in “Potential Payments Upon Termination and Change of Control — Employment Agreements”, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination for Messrs. J. McCann and Villagomez were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2026, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.
The following table sets forth the potential payments to our currently employed NEOs under existing agreements, plans or arrangements, for various scenarios involving a change of control or termination of employment, assuming a June 28, 2026 termination date and change of control date, as applicable, and using the closing price of the Company’s Class A Common Stock on June 26, 2026, the business day immediately preceding the last day of our fiscal year ($3.56). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards that were earned as of June 28, 2026. The amounts shown also do not include account balances under the Company’s Nonqualified Supplemental Deferred Compensation Plan reported under “Nonqualified Deferred Compensation” above. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company or, if applicable, a change of control.
Adolfo Villagomez

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Change of Control Resulting in Termination Without Cause	Termination Without Cause/ Resignation for Good Reason	Death/ Disability

Lump sum cash severance payment (1)		$1,500,000	$1,500,000	$-
Intrinsic value of accelerated unvested stock options (2)	-		-	-
Accelerated vesting of restricted shares (3)	1,242,860	1,242,860	-	1,242,860
Continuing health and welfare benefits (4)		51,089	51,089	-
Total	$1,242,860	$2,793,949	$1,551,089	$1,242,860

James Langrock

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Change of Control Resulting in Termination Without Cause	Termination Without Cause/ Resignation for Good Reason	Death/ Disability

Lump sum cash severance payment (5)	$—	$550,000	$550,000	$-
Intrinsic value of accelerated unvested stock options (2)	-		-	-
Accelerated vesting of restricted shares (3)	1,538,123	1,538,123	936,914	1,538,123
Continuing health and welfare benefits (6)	-	25,325	25,325	-
Total	$1,538,123	$2,113,448	$1,512,239	$1,538,123

James F. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Change of Control Resulting in Termination Without Cause	Termination Without Cause/ Resignation for Good Reason	Death/ Disability

Lump sum cash severance payment (7)		$7,375,000	$7,375,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-	-
Accelerated vesting of restricted shares (3)	1,066,348	1,066,348	-	1,066,348
Continuing health and welfare benefits (8)		147,096	147,096	-
Total	$1,066,348	$8,588,444	$7,522,096	$1,066,348

Jonathan J. Feldman

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Change of Control Resulting in Termination Without Cause	Termination Without Cause/ Resignation for Good Reason	Death/ Disability

Lump sum cash severance payment (5)	$—	$550,000	$550,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-	-
Accelerated vesting of restricted shares (3)	1,167,118	1,167,118	640,526	1,167,118
Continuing health and welfare benefits (6)	-	25,325	25,325	-
Total	$1,167,118	$1,742,443	$1,215,851	$1,167,118

Michael R. Manley

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Change of Control Resulting in Termination Without Cause	Termination Without Cause/ Resignation for Good Reason	Death/ Disability

Lump sum cash severance payment (5)	$—	$450,000	$450,000	$-
Intrinsic value of accelerated unvested stock options (2)	-	-	-	-
Accelerated vesting of restricted shares (3)	758,611	758,611	449,553	758,611
Continuing health and welfare benefits (6)	-	-	-	-
Total	$758,611	$1,208,611	$899,553	$758,611

(1)Mr. Villagomez is entitled to severance pursuant to his employment agreement which entitles him to 18 months of his base salary at the rate in effect on the date of termination.
(2)Represents the intrinsic value, if any, of accelerated unvested stock options. Intrinsic value is the difference between the exercise price of the stock option and the closing price of the Company’s Class A Common Stock on June 26, 2026 ($3.56).
(3)The value of accelerated unvested restricted shares was calculated using the closing price of the Company’s Class A Common Stock on June 26, 2026 ($3.56). Refer to the column titled “Market Value of Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table. In the event of an NEO's termination without good cause / resignation for good reason, without a change in control, only a subset of the NEO's unvested restricted shares will vest. See "Executive Severance Plan" below for more information.

(4)Mr. Villagomez is entitled to 18 months of premium costs for Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, continuation coverage for group medical and dental coverage pursuant to his employment agreement. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2026, adjusted by a 7.5% inflation factor, compounded annually.
(5)Messrs. Langrock, Feldman, and Manley do not have employment agreements. Based on the Executive Severance Plan adopted on October 17, 2025, Messrs. Langrock, Feldman, and Manley are entitled to 12 months of their base salary at the rate in effect on the date of termination. As of June 28, 2026, Mr. Langrock's base salary was $550,000, Mr. Feldman's base salary was $550,000, and Mr. Manley's base salary was $450,000.
(6)Messrs. Langrock, Feldman, and Manley are entitled to 12 months of premium costs for COBRA continuation coverage for group medical and dental coverage pursuant to the Executive Severance Plan. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2026, adjusted by a 7.5% inflation factor, compounded annually. Mr. Manley is not currently enrolled in group medical and dental coverage and as such no amounts have been included for him.
(7)Mr. J. McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 28, 2026, Mr. J. McCann’s base salary was $975,000, and his employment agreement provided for a remaining term of five years.
(8)Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years for Mr. J. McCann. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2026, adjusted by a 7.5% inflation factor, compounded annually.
The above tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits.

Employment Agreements
The employment agreements for Messrs. J. McCann and Villagomez each provide for certain payments in the event of termination of employment.
Upon termination without Good Cause (as defined in the JM Agreement) or resignation by Mr. J. McCann for Good Reason (as defined in the JM Agreement), within sixty days following the termination date, Mr. J. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. J. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. J. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.
Upon termination without Good Cause (as defined in the AV Agreement) or resignation by Mr. Villagomez for Good Reason (as defined in the AV Agreement), within sixty days following the termination date, Mr. Villagomez is entitled to severance pay equal to the sum of 18 months of the base salary at the rate in effect on the date of termination plus 18 months of premium costs for COBRA continuation coverage for group medical and dental coverage and any base salary, earned bonuses, and unreimbursed expenses accrued but unpaid as of the termination date. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. Villagomez is not entitled to any compensation from the Company, except for the payment of any base salary, earned bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. Villagomez is restricted from participating in a competitive business for a period of 18 months following his resignation or termination. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.
2003 Long Term Incentive and Share Award Plan
The 2003 Plan provides that, unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the 2003 Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

Executive Severance Plan
The Company adopted the Executive Severance Plan effective October 17, 2025 and amended it on October 20, 2026.
Under the Executive Severance Plan, if we terminate the employment of a member of Executive Leadership without cause, other than in connection with a change of control, and he or she has been employed by the Company for at least one (1) year, then he or she is entitled to receive continued base salary payments for one (1) year (the “Severance Period”); a pro rata cash bonus payment if the termination occurs after the sixth month of the fiscal year; and healthcare continuation coverage during the Severance Period. The Executive Severance Plan also provides for the following: (i) accelerated vesting of restricted stock or restricted stock units scheduled to vest within six (6) months of the termination date, (ii) accelerated pro-rata vesting of earned performance stock or performance stock units scheduled to vest within one (1) year of the termination date; and (iii) accelerated vesting for stock options scheduled to vest within six (6) months of the termination date (“collectively, “Acceleration Benefits”). Pursuant to the Executive Severance Plan, unearned performance stock or performance stock units are forfeited upon termination of service. In addition, in the event a member of the Executive Leadership voluntarily terminates his or her employment due to retirement, the Compensation Committee may grant the Acceleration Benefits to such employee in its discretion. "Executive Leadership" for purposes of the Executive Severance Plan refers to certain senior vice presidents and leaders in more senior roles, including the NEOs other than Messrs. Villagomez and J. McCann.
The October 2026 amendment also provides severance protection if a change of control occurs and an eligible executive resigns for Good Reason within 24 months afterward. For purposes of the Executive Severance Plan, "Good Reason" includes (i) a reduction of more than 10% in base salary and target bonus, except where the base salary reduction results from a broad-based salary reduction, or (ii) a material diminution in the executive’s authority, duties or responsibilities, taken as a whole, such that the position is materially less senior or significant than immediately before the change of control. Changes in title, reporting relationships or organizational structure, or the Company becoming a subsidiary, division or business unit of a larger organization, do not by themselves constitute Good Reason if the executive retains substantially comparable authority, duties and responsibilities with respect to the Company or the business or operations for which the executive was previously responsible. To resign for Good Reason, the executive must give written notice within 30 days after the condition arises; the Company then has 90 days to cure it. If the condition is not cured, the executive must resign within 30 days after the cure period ends.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance in practice, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement. References to “PEO” in the tables below refer to our Chief Executive Officer during each of the applicable periods. In Fiscal 2026, Mr. Villagomez was our Chief Executive Officer. In Fiscal 2025, Mr. J. McCann served as Chief Executive Officer until May 12, 2025, at which time Mr. Villagomez was appointed to the role. Mr. J. McCann was our Chief Executive Officer in Fiscal 2024, and Mr. C. McCann was our Chief Executive Officer in Fiscal 2023 and Fiscal 2022.

							Value of Initial Fixed $100 Investment Based On:
Year	Compensation Table Total for Current PEO (1) ($)	Compensation Table Total for Former PEO (1) ($)	Compensation Actually Paid to Current PEO (2) ($)	Compensation Actually Paid to Former PEO (2) ($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (3) ($)	Average Compensation Actually Paid to non-PEO Named Executive Officers (4) ($)	Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (6) ($)	Net Income (Loss) (Thousands) (7) ($)	Adjusted EBITDA (Thousands) (8) ($)

2026	1,710,502	—	794,492	—	2,635,645	1,665,262	11	139	(134,765)	2,930
2025	3,107,697	2,785,287	3,027,502	(2,191,435)	1,152,314	223,282	15	127	(199,993)	29,166
2024	—	8,116,816	—	8,234,351	1,289,695	1,363,970	30	107	(6,105)	93,067
2023	—	2,491,246	—	2,254,209	2,009,019	1,774,272	24	95	(44,702)	91,204
2022	—	4,818,185	—	(541,510)	1,908,034	(818,909)	30	76	29,610	98,983
(1)    Amounts reported in this column are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation — Summary Compensation Table.”
(2)    The amounts shown in this column reflect the “compensation actually paid” (“CAP”), as calculated under SEC rules, to the PEO for each corresponding fiscal year. A reconciliation between Summary Compensation Table Total Compensation and CAP is set forth below.
(3)    The amounts shown in this column reflect, for each applicable fiscal year, the average of the amounts reported in the Total column of the Summary Compensation Table for the Company’s named executive officers other than the PEO. The named executive officers included for this purpose for each applicable fiscal year are as follows: (i) for 2026, Messrs. Langrock, J. McCann, Feldman, and Manley, (ii) for 2025, Mr. Langrock, Mr. William Shea (former CFO), Mr. Thomas Hartnett (former President), Mr. Feldman, and Mr. Manley; (ii) for 2024, Mr. Shea, Mr. Hartnett, Mr. Manley, and Mr. Joseph Rowland (former Group President, Gourmet Foods & Gift Baskets); (iii) for 2023, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Mr. Rowland; and (iv) for 2022, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Mr. Steven A. Lightman (former Group President, Gourmet Foods & Gift Baskets).
(4)    The amounts shown in this column reflect, for each applicable fiscal year, the average amount of CAP, as calculated under SEC rules, to the Company’s named executive officers other than the PEO. A reconciliation between Summary Compensation Table Total Compensation and CAP, is set forth below.
(5)    The amounts shown in this column reflect the cumulative total shareholder return on our Class A common stock during the period from June 25, 2021 through the end of the applicable fiscal year, of a hypothetical investment of $100 in the Company’s Class A Common Stock as of the market close on June 25, 2021.

(6)    The amounts shown in this column reflect the cumulative total shareholder return of the S&P 500 Consumer Discretionary Index, the published industry index used in the performance graph for the fiscal year ended June 28, 2026, during the period from June 25, 2021 through the end of the applicable fiscal year, assuming an investment of $100 as of the market close on June 25, 2021. A comparison of the cumulative total return of the S&P 500 Consumer Discretionary Index is also included in the Annual Report of the Company being made available to stockholders concurrently with this Proxy Statement.
(7)    Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable year.
(8)    Represents the amount of Adjusted EBITDA reported by the Company for each applicable year. Adjusted EBITDA is the measure selected by the Company under SEC rules as the most important performance measure used to link CAP for the NEOs to Company performance during Fiscal 2026. Adjusted EBITDA is a non-GAAP financial measure.
Reconciliation of Summary Compensation Table “Total” to CAP to PEO and Average CAP to Other NEOs
For all equity awards, our methodology for calculating the fair value of awards remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements to restricted stock awards based on movements in the Company’s stock price.

	2026		2025			2024		2023		2022
	Current PEO	Average of Other NEOs	PEO	Former PEO	Average of Other NEOs	PEO	Average of Other NEOs	PEO	Average of Other NEOs	PEO	Average of Other NEOs
Summary Compensation Table “Total” Compensation	$1,710,502	$2,635,645	$3,107,697	$2,785,287	$1,152,314	$8,116,816	$1,289,695	$2,491,246	$2,009,019	$4,818,185	$1,908,034

Value of stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	(500,000)	(1,452,079)	(3,000,005)	(755,154)	(649,410)	(6,093,300)	(654,468)	(1,379,291)	(930,923)	(4,000,026)	(995,568)

Fair value at the covered fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	478,546	877,938	2,919,810	270,961	158,854	5,669,942	483,790	1,217,012	837,836	-	145,715

Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(833,010)	(364,013)	-	(4,486,994)	(342,438)	522,828	231,495	(27,695)	(113,420)	(1,342,471)	(1,897,475)

Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(61,546)	(32,228)	-	(5,535)	(96,037)	18,065	13,457	(47,063)	(28,239)	(17,198)	20,385

CAP Amounts (as calculated)	794,492	1,665,262	3,027,502	(2,191,435)	223,282	8,234,351	1,363,970	2,254,209	1,774,272	(541,510)	(818,909)

Relationship Between CAP and Performance
The following graphs address the relationship between CAP as disclosed in the Pay vs. Performance Table and: (1) the Company’s Adjusted EBITDA, (2) the Company’s net income, and (3) Total shareholder return of the Company and the S&P 500 Consumer Discretionary Index. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, grant and vesting date fair values, various accounting valuation assumptions estimated based on applicable GAAP, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price volatility and varying levels of projected and actual achievement of performance goals.

Tabular List of Most Important Financial Performance Measures
The following is a list of the most important financial performance measures that the Company has used to link NEO compensation to Company performance for Fiscal 2026:
1.Revenue; and
2.Adjusted EBITDA (non-GAAP).
See “Compensation Discussion and Analysis” for a discussion of how the above performance measures were used in our compensation program for Fiscal 2026.
EXECUTIVE PAY RATIO
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records. We used the same median associate for Fiscal 2026 as we did in Fiscal 2025 and Fiscal 2024 because we believe there has been no change in our associate population or associate compensation arrangements that would result in a significant change to our pay ratio disclosure. For purposes of identifying the median associate in Fiscal 2024, we took into account salary, bonus, and grant date fair value of restricted stock awards granted during Fiscal 2024 for all our employees as of June 29, 2024. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.
For Fiscal 2026, the annual total compensation of our median associate, other than Mr. Villagomez, was $54,126, and the ratio of those amounts is 32 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 12, 2026, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying vested options held by such persons that are exercisable within 60 days of October 12, 2026, as well as shares of Class A Common Stock that may be acquired upon the conversion of Class B Common Stock into Class A Common Stock (Class B Common Stock is convertible at any time at the option of the holder into Class A Common Stock on a one-to-one basis and is entitled to ten votes for each share). Percentage of beneficial ownership is based on 37,139,340 shares of Class A Common Stock (excluding unvested restricted shares) and 27,068,221 shares of Class B Common Stock outstanding as of October 12, 2026.

	Shares		% of Shares
	Beneficially Owned		Beneficially Owned
	A Shares	B Shares	A Shares	B Shares
Name
5% Stockholders:

Fund 1 Investments, LLC (1)	3,553,230	—	9.6%	—
Newtyn Management, LLC (2)	3,500,000	—	9.4%	—
Nantahala Capital Management, LLC (3)	3,368,065	—	9.1%	—
Mitchell Jacobson (4)	2,329,850	—	6.3%	—
McCann Family Group (5)	10,254,672	6,725,640	27.5%	24.8%
Erin McCann 2005 Trust (5) (6)	2,217,923	—	6.0%	—
James McCann 2005 Trust (5) (7)	2,217,923	—	6.0%	—
Matthew McCann 2005 Trust (5) (8)	2,217,922	—	6.0%	—
The McCann Family Limited Partnership (5) (9)	—	2,000,000	—	7.4%
The 1999 McCann Family Limited Partnership (5) (10)	—	3,875,000	—	14.3%
James F. McCann, III (5) (11)	—	3,875,000	—	14.3%

Directors, not including Executive Chairman:

Celia R. Brown	46,325	—	0.1%	—
Dina Colombo	31,280	—	0.1%	—
Eugene F. DeMark	58,049	—	0.2%	—
Adam Hanft	37,987	—	0.1%	—
Christopher G. McCann (5) (12)	3,600,904	6,725,640	9.6%	24.8%
Shelton Palmer	13,210	—	*	—
Christina Shim	19,553	—	0.1%	—
Larry Zarin	70,234	—	0.2%	—

Named Executive Officers:

Adolfo Villagomez	150,275	—	0.4%	—
James Langrock	6,599	—	*	—
Jonathan J. Feldman	6,734	—	*	—
Michael R. Manley	126,558	—	0.3%	—
James F. McCann (5) (13)	1,772,669	20,342,581	4.7%	75.2%

Directors and Executive Officers as a Group (15 persons) (14)	5,772,138	27,068,221	15.2%	100.0%

*Indicates less than 0.1%.
(1)This information is based on the Schedule 13G filed with the SEC by Fund 1 Investments, LLC on August 14, 2026 for shares held on June 30, 2026. According to the Schedule 13G, the reporting person has shared voting power with respect to 3,553,230 shares of Class A Common Stock and shared dispositive power with respect to 3,553,230 shares of Class A Common Stock. The address of Fund 1 Investments, LLC is 100 Carr 115 Unit 1900, Rincon, Puerto Rico 00677.
(2)This information is based on the Schedule 13G filed with the SEC by Newtyn Management, LLC (“Newtyn”), and Newtyn TE Partners, LP (“Newtyn TE”) on February 17, 2026, for shares held on December 31, 2025. According to the Schedule 13G, Newtyn has sole voting power with respect to 3,500,000 shares of Class A Common Stock and sole dispositive power with respect to 3,500,000 shares of Class A Common Stock and Newtyn TE has sole voting power with respect to 2,185,210 shares of Class A Common Stock and sole dispositive power with respect to 2,185,210 shares of Class A Common Stock. The address of Newtyn and Newtyn TE is 60 East 42nd Street, 12th Floor, New York, NY 10165.
(3)This information is based on the Schedule 13G filed with the SEC by Nantahala Capital Management, LLC on November 14, 2025 for shares held on September 30, 2025. According to the Schedule 13G, the reporting person has shared voting power with respect to 3,368,065 shares of Class A Common Stock and shared dispositive power with respect to 3,368,065 shares of Class A Common Stock. The address of Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.
(4)This information is based on the Schedule 13G filed with the SEC by Mitchell Jacobson on April 9, 2025 for shares held on April 2, 2025. According to the Schedule 13G, the reporting person has sole voting power with respect to 2,329,850 shares of Class A Common Stock and sole dispositive power with respect to 2,329,850 shares of Class A Common Stock. The address of Mitchell Jacobson is c/o Jacobson Family Investments, 410 Park Ave., Suite 620, New York, NY 10022.
(5)Certain members of the McCann family, partnerships and trusts have formed a “group” for purposes of Section 13D of the Securities Exchange Act. The members of this group (the “Group Members”) are: (i) Christopher G. McCann, (A) individually, (B) as trustee of each of (1) The James F. McCann 2012 Family Trust – Portion I (the “2012 Portion I Trust”) and (2) The James F. McCann 2012 Family Trust – Portion II (the “2012 Portion II Trust” and, together with the 2012 Portion I Trust , the “2012 Trusts”), (C) as sole general partner of The McCann Family Limited Partnership (the “1996 Family Partnership”), (D) as a Director and President of Public Flowers, Inc. (“Public”), which is the sole general partner of The 1999 McCann Family Limited Partnership (the “1999 Family Partnership” and, together with the 1996 Family Partnership, the “Family Partnerships”), and (E) as sole trustee of the Marylou McCann 1999 Trust u/a/d July 6, 1999 (the “Marylou McCann Trust”), which is the sole stockholder of Public and (F) as trustee of the James F. McCann 2018 Family Trust (the “2018 Family Trust”) and the James F. McCann 2019 Insurance Trust (the "2019 Insurance Trust"); (ii) the Erin McCann 2005 Trust (the “Erin McCann Trust”); (iii) the James McCann 2005 Trust (the “James McCann Trust”); (iv) the Matthew McCann 2005 Trust (the “Matthew McCann Trust” and collectively with the Erin McCann Trust and the James McCann Trust, the “Children’s Trusts”); (v) the 2012 Portion I Trust; (vi) the 2012 Portion II Trust; (vii) The 1996 Family Partnership; (viii) the 1999 Family Partnership; (ix) Public; (x) the Marylou McCann Trust; (xi) James F. McCann, III, (A) individually, and (B) as a Director of Public; (xii) the 2018 Family Trust; and (xiii) the 2019 Insurance Trust. The Group Members may be deemed to beneficially own an aggregate of 10,254,672 shares of Class A Common Stock representing 27.5% of the Class A Common Stock and 6,725,640 shares of Class B Common Stock representing 24.8% of the Class B Common Stock. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of 10,254,672 shares of Class A Common Stock and to dispose of or direct the disposition of 10,254,672 shares of Class A Common Stock and to vote or direct the vote of 6,725,640 shares of Class B Common Stock and to dispose of or direct the disposition of 6,725,640 shares of Class B Common Stock because of the terms of the Stockholders’ Agreement (as defined below). The 2012 Portion I Trust may be deemed to have the current shared power to vote or direct the vote of 1,309,813 shares of Class A Common Stock and dispose of or direct the disposition of 1,309,813 shares of Class A Common Stock. The 2012 Portion II Trust may be deemed to have the current shared power to vote or direct the vote of 43,710 shares of Class A Common Stock and dispose of or direct the disposition of 43,710 shares of Class A Common Stock. Each of the Group Members disclaims beneficial ownership of the securities held by the other Group Members and the numbers shown for each Group Member excludes securities held by the other Group Members.
(6)The Erin McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.
(7)The James McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.
(8)The Matthew McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,922 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,922 shares of Class A Common Stock.
(9)The 1996 Family Partnership may be deemed to have the current shared power to vote or direct the vote of 2,000,000 shares of Class B Common Stock and to dispose of or direct the disposition of 2,000,000 shares of Class B Common Stock.
(10)The 1999 Family Partnership, Public Flowers, Inc., as sole general partner of the 1999 Family Partnership, and The Marylou McCann 1999 Trust u/a/d July 6, 1999, as the sole stockholder of Public, may each be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock. Public and the Marylou McCann Trust each disclaim beneficial ownership of 3,875,000 shares of Class B Common Stock.
(11)James F. McCann, III may be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock beneficially owned by the 1999 Family Partnership. James F. McCann, III disclaims beneficial ownership of 3,875,000 shares of Class B Common Stock.
(12)Christopher G. McCann may be deemed to have the current sole power to vote and dispose of 2,076,113 shares of Class A Common Stock and 850,640 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 1,524,791 shares of Class A Common Stock and to vote or direct the vote and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes (i) 8,299,776 shares beneficially owned by the Family Partnerships and the 2018 Family Trust, 2019 Insurance Trust and 2012 Trusts, and (ii) 171,268 shares beneficially owned by The McCann Charitable Foundation, Inc., of which Christopher G. McCann is a Director and the Treasurer. Christopher G. McCann disclaims beneficial ownership of 2,424,776 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.
(13)James F. McCann has the current sole power to vote and dispose of 1,601,401 shares of Class A Common Stock and 20,342,581 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 171,748 shares of Class A Common Stock. Includes (i) 480 shares beneficially owned by James F. McCann’s spouse, Marylou McCann, and (ii) 171,268 shares beneficially owned by the Foundation, of which James F. McCann is a Director and the President. James F. McCann disclaims beneficial ownership of 965,689 shares of Class A Common Stock.

(14)Includes 931,686 shares of Class A Common Stock that may be acquired through the exercise of stock options.
Each of the Group Members other than Public and the Marylou McCann Trust, and Marylou McCann, Erin Lenehan McCann and Matthew McCann executed the McCann Family Stockholders’ Agreement dated as of July 18, 2017 (the “Stockholders’ Agreement”), as amended effective May 1, 2019, as further amended effective December 14, 2021, and as further amended effective November 18, 2022.
Under the Stockholders’ Agreement, the Children’s Trusts, the 2012 Trusts, the 2018 Family Trust, the 2019 Insurance Trust, and the Family Partnerships (collectively with each person that acquires Class A Common Stock or Class B Common Stock and becomes a party to the Stockholders’ Agreement, the “Stockholders”) have agreed to vote as a group with respect to any matter on which any of the shares of Common Stock held by them are entitled to vote. In the case of the 1996 Family Partnership, such agreement applies only to that percentage of the shares owned by the partnership that represents ownership interests other than the limited partnership interest of Christopher G. McCann.
Decisions on how the Stockholders will vote with respect to their shares of Common Stock will be made in accordance with the determination of the McCann Family Committee. The McCann Family Committee consists of Marylou McCann and the three children of James F. McCann and Marylou McCann: Erin Moore Lenehan, James F. McCann, III, and Matthew E. McCann. The McCann Family Committee generally acts by vote of a majority of the members, except in respect of a Change in Control (as defined in the Stockholders’ Agreement) of the Company. The prior approval of at least 75% of the members of the McCann Family Committee is required for any disposition that will result in a Change in Control.
Subject to the other transfer provisions, if a Stockholder proposes to sell any shares of Common Stock to a person other than a Permitted Transferee (as defined in the Stockholders’ Agreement), the other Stockholders will have a right of first refusal to buy such shares and, if the other Stockholders do not elect to purchase all such shares, the members of the McCann Family Committee shall have the right to purchase the remaining shares.
The prior approval by a majority of the McCann Family Committee members is required for any gift or bequest by any Stockholder of shares of Class A Common Stock to anyone other than a Permitted Transferee and of shares of Class B Common Stock to anyone other than an Affiliate (as defined in the Stockholders’ Agreement).
The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND OFFICERS
The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.
While the policy is not in writing, the Company’s legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Executive Officers, as well as a questionnaire that Directors and Executive Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company’s proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.
Below are the transactions in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
James F. McCann III, the son of Executive Chairman James F. McCann and nephew of Director Christopher G. McCann, is employed as Director, AI. Mr. McCann’s compensation was unanimously approved by the Independent Directors of the Board. Mr. McCann earned $162,400 in Fiscal 2026 and received a $5,570 bonus for Fiscal 2026. In addition, James F. McCann III received 4,431 restricted shares, with a grant date fair value of $16,480, under the Key Strategic Initiative Program. These restricted share awards vest over one year of service following the September 11, 2026 share-determination date.
Jenna Messer, the daughter of Director Christopher G. McCann and niece of Executive Chairman James F. McCann, was employed during Fiscal 2026 as Senior Vice President, Direct Marketing through August 28, 2026. Ms. Messer’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Messer earned $303,730 in Fiscal 2026 and received a $16,985 bonus for Fiscal 2026. In addition, Ms. Messer received an aggregate of 55,343 restricted shares under the Company's 2003 Plan, Key Strategic Initiative Program, and an individual retention grant, with an aggregate grant date fair value of $249,799, all of which were forfeited upon Ms. Messer's resignation.
Beginning in April 2022, the Company has subleased various space located at 10 Grand Central, 155 East 44th Street, New York, New York 10017 to Clarim Holdings, LLC (“Clarim”), in which Executive Chairman James F. McCann owns a controlling interest and at which he is the sole member and manager. During Fiscal 2026, the Company received $179,539 in rent and utility payments from Clarim.

October 23, 2026
To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):
We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. We also evaluate the performance and independence of the Company’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investors section of the website.
The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene F. DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.
The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, BDO USA, P.C. (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. Annually, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 28, 2026 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 1301. We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and discussed with BDO their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026, for filing with the Securities and Exchange Commission.
Audit Committee
Eugene F. DeMark (Chairman)
Dina Colombo
Christina Shim

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2027, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.
We are not required to submit the appointment of BDO for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.
The affirmative votes of the majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him or her “FOR” the ratification of BDO as the Company’s independent registered public accounting firm for Fiscal 2027. Abstentions will be counted in tabulations of the votes cast on the Proposal, however they will have the same effect as a vote “AGAINST” the Proposal since they are not affirmative votes. A representative of BDO will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2027.
Fees Paid to Independent Public Accounting Firms
The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO for Fiscal 2026 and Fiscal 2025, all of which were approved by the Audit Committee.

	2026	2025
Audit Fees	$1,500,000	$1,771,500
Audit-related Fees	61,000	61,000
Tax Fees	88,000	123,000
All Other Fees	55,738	8,400
Total	$1,704,738	$1,963,900
Audit Fees. Fees for audit services include fees associated with the annual financial statement audits of 1‑800‑Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com, Inc.’s quarterly reports on Form 10-Q, and audits of certain franchise subsidiary entities performed to satisfy state regulatory requirements.
Audit-related Fees. Fees for audit-related services include employee benefit plan audits.
Tax Fees. Tax fees relate to tax compliance and advisory services.
All Other Fees. Fees relate to advisory and agreed-upon procedure services related to certain state and local grants.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

PROPOSAL 3
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in our proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say on Pay” proposal). We currently hold our say-on-pay vote every three (3) years.
As described under the heading “Executive Compensation and Other Information — Compensation Discussion and Analysis,” our executive compensation program is a comprehensive package designed to motivate our executive officers to achieve our corporate objectives and is intended to be competitive and allow us to attract and retain highly qualified executives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to our performance as well as the individual executive’s performance.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Summary Compensation Table” of this Proxy Statement, which provides detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures set forth in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving our compensation objectives.
We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation table and the other related tables and disclosure.
The Say-on-Pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, we value the opinion of our stockholders and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Unless otherwise instructed, the proxy holder will vote the proxies received by him or her “FOR” the approval of the compensation of the named executive officers.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4
APPROVAL OF THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED AND RESTATED AS OF OCTOBER 15, 2020 AND AMENDED AS OF OCTOBER 3, 2023 AND OCTOBER 9, 2025, TO INCREASE THE AUTHORIZED SHARES
The 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020 and amended as of October 3, 2023 and October 9, 2025 (the “Plan”), was amended by the Board on October 1, 2026, subject to approval by the Company’s stockholders, to increase the number of shares reserved for issuance under the Plan (the “Plan Amendment”). The Plan was initially adopted by the Board with an effective date of December 3, 2003, and was previously amended and restated as of October 22, 2009, amended as of October 28, 2011 and September 14, 2016, amended and restated as of October 15, 2020, and amended as of October 3, 2023 and October 9, 2025, and was previously approved by the Company’s stockholders on December 3, 2003, December 12, 2011, December 13, 2016, December 9, 2020, December 14, 2023, and December 10, 2025, respectively.
The Board is submitting the Plan Amendment to the Company’s stockholders at the Annual Meeting. If stockholder approval is obtained, the total number of shares available for issuance under the Plan will be increased by 7,500,000 shares of Common Stock.
As of October 12, 2026, without giving effect to the Plan Amendment, an aggregate of 2,359,235 shares of Common Stock remained available for new Awards under the Plan. The Board believes that the availability of an adequate number of shares reserved for issuance under the Plan is an important factor in attracting, retaining, and motivating employees, consultants and Directors in order to achieve the Company’s long-term growth and profitability objectives. If the Plan Amendment is not approved, the number of shares currently available for Awards would not be sufficient to ensure that the Company will be able to continue to administer the equity component of its compensation program, placing the Company at a significant disadvantage in the ability to attract, retain and motivate key employees.
In adopting the Plan Amendment, the Board considered the Company’s historical utilization of the share authorization under the Plan (its “burn rate”), as well as the potential dilution from outstanding and future grants of Awards under the Plan. The burn rate for a fiscal year is equal to the total number of equity awards the Company granted in the fiscal year divided by the weighted average number of shares of Common Stock outstanding during the year. The Board considered the Company’s average burn rate over the last three fiscal years, and, assuming a similar continued share utilization, estimated that the shares available for Awards after the increase of 7,500,000 shares would be sufficient to fund the Company’s equity compensation program for approximately one year. In addition, the potential dilution from outstanding and future grants of Awards after the increase of 7,500,000 shares would be approximately 22% of the total issued and outstanding shares of Common Stock.
Summary of the Plan
The following summary of the Plan is qualified in its entirety by reference to the Plan, as amended and restated on October 15, 2020, and amended on October 3, 2023, October 9, 2025, and October 1, 2026, which is attached as Annex “A” to this Proxy Statement.
General. The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and Directors in order to achieve the Company’s long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees, consultants and Directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (collectively, “Awards”). The total number of shares of Common Stock available for grants of Awards under the Plan is 30,500,000. No more than 7,500,000 shares of Common Stock may be issued under the Plan as incentive stock options intended to qualify for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares, and (ii) the maximum number of shares with respect to which Awards intended to qualify as performance-based compensation other than options and SARs may be granted to an eligible participant under the Plan will be 500,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration. Officers and other employees of, and consultants to, the Company and its Subsidiaries and affiliates and Directors will be eligible to be granted Awards under the Plan. As of October 12, 2026, approximately 2,650 employees and seven non-employee Directors were eligible to participate in the Plan.
The Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and Directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All full time employees are currently eligible to participate in the Plan.
The Committee may designate an officer of the Company who shall have the power and authority to make Awards under the Plan to employees and consultants not subject to Section 16 of the Exchange Act, subject to limitations imposed by the Committee.
Except for certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other options or SARs with lower exercise prices or cancelled or repurchased for cash or property if the exercise price of the options or SARs exceeds the fair market value of the shares of Common Stock subject to the options or SARs.
Awards. Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.
A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.
Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.
A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.
Performance shares and performance units will provide for issuance of shares or payment of cash to the recipient based upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria, or such other criteria, as the Committee may deem appropriate: appreciation in value of the shares; total stockholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization

(“EBITDA”); EBITDA on a pre-bonus basis; EBITDA on a pre-bonus basis adjusted for the change in inventory for the plan year (“modified free cash flow”); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index. The Committee may revise performance objectives if significant events occur during the performance period, which the Committee expects to have a substantial effect on such objectives, as set forth in the Plan.
The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.
Nontransferability. Unless otherwise set forth by the Committee in an Award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.
Change of Control. In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.
Capital Structure Changes. If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, and shall make adjustments to (i) the number and kind of shares that may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award, or provide for a distribution of cash or property with respect to an Award.
Amendment and Termination. The Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.
Effective Date and Term. The Plan became effective as of October 22, 2009 and, as amended and restated, will terminate on October 15, 2030.
Market Value
The per share closing price of our Class A Common Stock on October 12, 2026 was $2.67.
Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options
In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.
Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.
Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.
If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.
If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.
Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.
Restricted Stock
A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.
SARs and Other Awards
With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.
Payment of Withholding Taxes
The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state or local withholding tax requirements and other tax obligations associated with Awards under the Plan.
Nondeductible Compensation
Section 162(m) of the Code generally limits to $1 million the deductible amount of annual compensation paid (including compensation that may be otherwise deductible under the Plan) to each “covered employee” (including the chief executive officer, chief financial officer and certain other current and former executive officers of the Company). See “Executive Compensation and Other Information — Compensation Discussion and Analysis — Compensation Deductibility Policy”.
New Plan Benefits
Benefits under the Plan Amendment are not determinable at this time. The Company granted Awards under the Plan during Fiscal 2026 to Directors, Executive Officers, and other employees, consisting of 180,922 shares of restricted Class A Common Stock to Directors who are not Executive Officers and 1,717,344 shares of restricted Class A Common Stock to Executive Officers (including our NEOs), and 2,521,751 shares of restricted Class A Common Stock to other employees. In addition, please see “Compensation of Directors” and “Grants of Plan Based Awards” for a description of our Director compensation program and the Awards granted during Fiscal 2026 to our non-employee Directors and NEOs.
The affirmative vote of a majority of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting, and entitled to vote on the Proposal, is required to approve the Proposal. Since brokers are not entitled to vote on the Proposal without instructions, broker non-votes will have no effect on the Proposal and will not be counted for purposes of determining whether the Proposal has been approved. Abstentions will be counted in tabulations of the votes cast on the Proposal, however they will have the same effect as a vote “AGAINST” the Proposal since they are not affirmative votes. Unless otherwise instructed, the proxy holder will vote the proxies received by him or her “FOR” the approval of the Plan Amendment.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED AND RESTATED AS OF OCTOBER 15, 2020 AND AMENDED AS OF OCTOBER 3, 2023 AND OCTOBER 9, 2025, TO INCREASE THE AUTHORIZED SHARES.

OTHER MATTERS
The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far, as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholders who, in accordance with Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 25, 2027. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In accordance with our Bylaws, in order to be properly brought before the 2027 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2026 Annual Meeting date. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than August 12, 2027 and no later than September 11, 2027. If, however, our 2027 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2026 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day before the 2027 Annual Meeting or the 10th day following the date on which the 2027 Annual Meeting date is publicly announced.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2027 Annual Meeting should be addressed to: Corporate Secretary, 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
SOLICITATION OF PROXIES
Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K
The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended June 28, 2026, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC. Any such request should be made in writing to the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement.
By order of the Board of Directors

/s/ Adolfo Villagomez
Adolfo Villagomez
Chief Executive Officer

Jericho, New York
October 23, 2026

ANNEX A
1-800-FLOWERS.COM, INC.

2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

(as amended and restated as of October 15, 2020, and amended as of October 3, 2023, October 9, 2025 and
October 1, 2026)

1. Purposes.

The purposes of the 2003 Long Term Incentive and Share Award Plan are to advance the interests of 1-800-Flowers.com, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means 1-800-Flowers.com, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i) “Director” means a member of the Board who is not an employee of the Company, a subsidiary or an Affiliate.

(j) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “NQSO” means any Option that is not an ISO.

(p) “Option” means a right, granted under Section 5(b), to purchase Shares.

(q) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s) “Performance Share” means a performance share granted under Section 5(f).

(t) “Performance Unit” means a performance unit granted under Section 5(f).

(u) “Plan” means this 2003 Long Term Incentive and Share Award Plan.

(v) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(z) “Shares” means common stock, $.01 par value per share, of the Company.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions. Notwithstanding any provision of the Plan to the contrary, the Committee may designate an officer of the Company (the “Designated Officer”) who shall have the power and authority, subject to the terms and conditions of the Plan, to make awards under the Plan to employees or consultants who are not officers or directors of the Company for purposes of Section 16(b) of the Exchange Act; provided, however, that the authority of the Designated Officer to make such awards shall be subject to limitations as may be imposed from time to time by the Committee; provided further, however, that the resolution so authorizing the Designated Officer to make the awards shall specify the total number of rights or options that the Designated Officer may so award.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices or cancelled or repurchased for cash or property if the exercise price of the Options or SARs exceeds the Fair Market Value of the Shares subject to the Options or SARs.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be (i) 30,500,000 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company’s 1999 Stock Incentive Plan which awards have been or are forfeited, canceled, terminated, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(c) hereof, no more than 7,500,000 Shares may be issued as ISOs under this Plan. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of Shares subject to Awards outstanding under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. If the Share reserve under the Plan has been fully utilized, Options may be granted under the Plan subject to shareholder approval of a sufficient increase in the reserve at the next meeting of shareholders of the Company, provided the Options may not be exercisable prior to such shareholder approval and they shall terminate if such shareholder approval is not obtained. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 500,000 Shares during a calendar year to any Eligible Person under this Plan.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section

162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not, limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary or to employees of an entity that is treated as the Company or a Subsidiary under the Code.

(c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise, over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria as set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria as set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria, or such other criteria, as the Committee may deem appropriate: appreciation in value of the Shares; total shareholder return; earnings per share; earnings per share growth;

operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA on a pre-bonus basis; EBITDA on a pre-bonus basis adjusted for the change in inventory for the Plan Year (“modified free cash flow”); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units; provided further, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, any such waiver of restrictions or forfeiture conditions shall only be made under circumstances that do not cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant.

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. Change of Control Provisions.

(a) Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction.

(b) Definition of Change of Control. For purposes of this Section 7, “Change of Control” shall mean:

(i) the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii) the consummation of any stockholder-approved transfer or other disposition of all of substantially all of the Company’s assets; or

(iii) the acquisition after the Effective Date, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

8. General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax obligations that may be satisfied by withholding Shares shall be limited to the liability determined at the maximum individual tax rate applicable in the relevant jurisdiction.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that (i) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code, and (ii) any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan became effective as of December 3, 2003 (the “Effective Date”) and shall terminate as to future awards on October 15, 2030.

(l) Section 409A. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04055-P57720 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. &#9; Nominees 2.&#9; To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending June 27, 2027. 3.&#9; To approve, on an advisory basis, the Company's executive compensation for its named executive officers. 4.&#9; To approve an amendment to the 2003 Long Term Incentive and Share Award Plan to increase the authorized shares. 1.&#9; Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1-800-FLOWERS.COM, INC. 01)&#9; Celia R. Brown 02)&#9; Roberto Candelino 03)&#9; Eugene F. DeMark 04)&#9; Adam Hanft 05)&#9; Christopher G. McCann 06)&#9; James F. McCann 07)&#9; Tony B. Sarsam 08)&#9; Larry Zarin ! !! SCAN TO VIEW MATERIALS & VOTEw 1-800-FLOWERS.COM, INC. TWO JERICHO PLAZA JERICHO, NY 11753 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FLWS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04056-P57720 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. 1-800-FLOWERS.COM, INC. Annual Meeting of Stockholders December 10, 2026 9:00 AM EST This proxy is solicited by the Board of Directors The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Michael R. Manley, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held in a virtual-only format by visiting www.virtualshareholdermeeting.com/FLWS2026 on Thursday, December 10, 2026 at 9:00 a.m. Eastern Standard Time or any adjournment thereof. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" THE RATIFICATION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 27, 2027, "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN TO INCREASE THE AUTHORIZED SHARES, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING. All of the proposals set forth are proposals of the Company. None of the proposals are related to or conditioned upon approval of any other proposal. Continued and to be signed on reverse side